Product Supplement No. EQUITY ARN-1 (To Series B Prospectus Supplement dated February 13, 2026 and Prospectus dated February 13, 2026, as may be amended) June 18, 2026	Registration Nos. 333-292881 and 333-292881-01 Filed Pursuant to Rule 424(b)(2)
Wells Fargo Finance LLC
Accelerated Return Notes® “ARNs®” Linked to One or More Equity Indices or Exchange-Traded Funds Fully and Unconditionally Guaranteed by Wells Fargo & Company

●The ARNs are senior unsecured debt securities issued by Wells Fargo Finance LLC, a wholly owned finance subsidiary of Wells Fargo & Company. Wells Fargo & Company will fully and unconditionally guarantee all amounts payable on the ARNs. Any payments due on the ARNs, including any repayment of principal, will be subject to credit risk. If Wells Fargo Finance LLC, as issuer, and Wells Fargo & Company, as guarantor, default on their obligations, you could lose some or all of your investment.

●The ARNs do not guarantee the return of principal at maturity, and we will not pay interest on the ARNs. Instead, the return on the ARNs will be based on the performance of an underlying “Market Measure,” which will be an equity index (an “Index”), an exchange-traded fund (an “Underlying Fund”) or a basket of the foregoing.

●The ARNs provide an opportunity to earn a multiple (which will be 3 times, unless otherwise set forth in the applicable term sheet (as defined below)) of the positive performance of the Market Measure, up to a specified cap (the “Capped Value”), while exposing you to any negative performance of the Market Measure on a 1-to-1 basis.

●If the value of the Market Measure increases from its Starting Value to its Ending Value (each as defined below), you will receive at maturity a cash payment per unit (the “Redemption Amount”) that equals the principal amount plus a multiple of that increase, up to the Capped Value. If the value of the Market Measure does not change from its Starting Value to its Ending Value, you will receive a Redemption Amount that equals the principal amount.

●If the value of the Market Measure decreases from its Starting Value to its Ending Value, you will be subject to 1-to-1 downside exposure to that decrease. In such case, you will lose some or all of the principal amount of your ARNs.

●This product supplement describes the general terms of the ARNs, the risk factors to consider before investing, the general manner in which they may be offered and sold, and other relevant information.

●For each offering of the ARNs, we will provide you with a pricing supplement (which we refer to as a “term sheet”) that will describe the specific terms of that offering, including the specific Market Measure, the Capped Value, the Participation Rate (as defined below) and certain related risk factors. The applicable term sheet will identify, if applicable, any additions or changes to the terms specified in this product supplement.

●The ARNs will be issued in denominations of whole units. Unless otherwise set forth in the applicable term sheet, each unit will have a principal amount of $10. The applicable term sheet may also set forth a minimum number of units that you must purchase.

●Unless otherwise specified in the applicable term sheet, the ARNs will not be listed on a securities exchange or quotation system.

●BofA Securities, Inc. (“BofAS”) and one or more of its affiliates may act as our agents to offer the ARNs, and will act in a principal capacity in such role.

The ARNs and the related guarantee of the ARNs by the Guarantor are not savings accounts, deposits or other obligations of a depository institution and are not insured by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other governmental agency.

The ARNs have complex features and investing in the ARNs involves risks not associated with an investment in conventional debt securities. Potential purchasers of the ARNs should consider the information in “Risk Factors” beginning on page PS-5 of this product supplement. You may lose some or all of your investment in the ARNs.

None of the Securities and Exchange Commission (the “SEC”), any state securities commission, or any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this product supplement, the prospectus supplement, or the prospectus. Any representation to the contrary is a criminal offense.

BofA Securities

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ARNs® and “Accelerated Return Notes®” are registered service marks of Bank of America Corporation, the parent corporation of BofAS.

SUMMARY

The information in this “Summary” section is qualified in its entirety by the more detailed explanation set forth elsewhere in this product supplement, the prospectus supplement, and the prospectus, as well as the applicable term sheet. None of the Issuer, the Guarantor or BofAS has authorized any other person to provide you with any information other than that contained or incorporated by reference in this product supplement, the accompanying prospectus supplement or prospectus or in the applicable term sheet. We, the Guarantor and BofAS take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

Key Terms:

General:

The ARNs are senior debt securities issued by Wells Fargo Finance LLC, a wholly owned finance subsidiary of Wells Fargo & Company, and are not guaranteed or insured by the FDIC or secured by collateral. Wells Fargo & Company will fully and unconditionally guarantee all payments of principal and other amounts payable on the ARNs. The ARNs rank equally with all of our other unsecured senior debt from time to time outstanding. The guarantee of the ARNs will rank pari passu with all other unsecured, unsubordinated obligations of the Guarantor. Any payments due on the ARNs, including any repayment of principal, are subject to credit risk. If Wells Fargo Finance LLC, as issuer, and Wells Fargo & Company, as guarantor, default on their obligations, you could lose some or all of your investment.

The return on the ARNs will be based on the performance of a Market Measure and there is no guaranteed return of principal at maturity. Therefore, you will lose some or all of your investment if the value of the Market Measure decreases from the Starting Value to the Ending Value.

Each issue of the ARNs will mature on the date set forth in the applicable term sheet. We cannot redeem the ARNs at any earlier date, except under the limited circumstances as set forth in the section “Description of the ARNs—Anti-Dilution and Discontinuance Adjustments Relating to Underlying Funds—Discontinuance of or Material Change to an Underlying Fund.” We will not make any payments on the ARNs until maturity, and you will not receive any interest payments.

Market Measure:

The Market Measure may consist of one or more of the following:

●U.S. broad-based Indices;

●U.S. sector or style-based Indices;

●non-U.S. or global Indices;

●Underlying Funds; or

●any combination of the above.

The Market Measure may consist of a group, or “Basket,” of the foregoing. We refer to each Index or Underlying Fund included in any Basket as a “Basket Component.” If the Market Measure to which your ARNs are linked is a Basket, the Basket Components will be set forth in the applicable term sheet.

Market Measure Performance:	The performance of the Market Measure will be measured according to the percentage change of the Market Measure from its Starting Value to its Ending Value.

Unless otherwise specified in the applicable term sheet:

In the case of an Index, the “Starting Value” will be the closing level of that Index on the date when the ARNs are priced for initial sale to the public (the “pricing date”).

In the case of an Underlying Fund, the “Starting Value” will be the Closing Market Price, as defined under “Description of the ARNs—The Starting Value and the Ending Value,” of that Underlying Fund on the pricing date.

If the Market Measure consists of a Basket, the Starting Value will be equal to 100. See “Description of the ARNs—Basket Market Measures.”

In the case of an Index, the “Ending Value” will equal the average of the closing levels of that Index on each calculation day during the Maturity Valuation Period (each as defined below).

In the case of an Underlying Fund, the “Ending Value” will equal the average of the products of the Closing Market Price of the Underlying Fund on each calculation day during the Maturity Valuation Period times its Price Multiplier on that day.

If the Market Measure consists of a Basket, the Ending Value will be determined as described in “Description of the ARNs—Basket Market Measures—Ending Value of the Basket.”

If a Market Disruption Event (as defined below) occurs and is continuing on a scheduled calculation day, or if certain other events occur, the calculation agent will determine the Ending Value as set forth in the section “Description of the ARNs—The Starting Value and the Ending Value—Ending Value” or “—Basket Market Measures—Ending Value of the Basket.”

Participation Rate:

The rate at which investors participate in any increase in the value of the Market Measure, as calculated below. The Participation Rate will be 300% for the ARNs, unless otherwise set forth in the applicable term sheet.

Capped Value:

The maximum Redemption Amount. Any positive return on the ARNs will be limited to the return represented by the Capped Value specified in the applicable term sheet. We will determine the applicable Capped Value on the pricing date of each issue of the ARNs.

Price Multiplier:

Unless otherwise set forth in the applicable term sheet, the “Price Multiplier” for an Underlying Fund will be 1, and will be subject to adjustment for certain events relating to that Underlying Fund described below under “Description of the ARNs—Anti-Dilution and Discontinuance Adjustments Relating to Underlying Funds.”

Redemption Amount at Maturity:

At maturity, you will receive a Redemption Amount that is greater than the principal amount if the value of the Market Measure increases from the Starting Value to the Ending Value. However, in no event will the Redemption Amount exceed the Capped Value. If the value of the Market Measure does not change from the Starting Value to the Ending Value, you will receive a Redemption Amount that equals the principal amount. If the value of the Market Measure decreases from the Starting Value to the Ending Value, you will be subject to 1-to-1 downside exposure to that decrease, and will receive a Redemption Amount that is less than the principal amount.

Any payments due on the ARNs, including any repayment of principal, are subject to credit risk. If Wells Fargo Finance LLC, as issuer, and Wells Fargo & Company, as guarantor, default on their obligations, you could lose some or all of your investment.

The Redemption Amount, denominated in U.S. dollars, will be calculated as follows:

Principal at Risk:

You may lose some or all of the principal amount of the ARNs. Further, if you sell your ARNs prior to maturity in the secondary market (if any), the market value per ARN may be less than the price that you paid for the ARNs.

Calculation Agents:

The calculation agents will make all determinations associated with the ARNs. Unless otherwise set forth in the applicable term sheet, we or one of our affiliates may act as the calculation agent, or we may appoint BofAS or one of its affiliates to act as calculation agent for the ARNs. Alternatively, we (or one of our affiliates) and BofAS (or one of its affiliates) may act as joint calculation agents for the ARNs. See the section entitled “Description of the ARNs—Role of the Calculation Agent.”

Agents:

BofAS and one or more of its affiliates will act as our agents in connection with each offering of the ARNs and will receive an underwriting discount based on the number of units of the ARNs sold. None of the agents is your fiduciary or advisor solely as a result of the making of any offering of the ARNs, and you should not rely upon this product supplement, the applicable term sheet, or the accompanying prospectus or prospectus supplement as investment advice or a recommendation to purchase the ARNs.

Listing:	Unless otherwise specified in the applicable term sheet, the ARNs will not be listed on a securities exchange or quotation system.

This product supplement relates only to the ARNs and does not relate to any Index or Underlying Fund that comprises the Market Measure described in any applicable term sheet. You should read carefully the entire prospectus, prospectus supplement, and this product supplement, together with the applicable term sheet, to understand fully the terms of your ARNs, as well as the tax and other considerations important to you in making a decision about whether to invest in any ARNs. In particular, you should review carefully the sections in this product supplement and the accompanying prospectus supplement and prospectus entitled “Risk Factors,” which highlight a number of risks of an investment in the ARNs, to determine whether an investment in the ARNs is appropriate for you. Additional risk factors may be set forth in the applicable term sheet. If information in this product supplement is inconsistent with the prospectus or prospectus supplement, this product supplement will supersede those documents. However, if information in any applicable term sheet is inconsistent with information in this product supplement, that term sheet will supersede this product supplement.

Neither we, the Guarantor, nor any agent is making an offer to sell the ARNs in any jurisdiction where the offer or sale is not permitted. This product supplement and the accompanying prospectus supplement and prospectus are not an offer to sell these ARNs to anyone, and are not soliciting an offer to buy these ARNs from anyone, in any jurisdiction where the offer or sale is not permitted.

Certain capitalized terms used and not defined in this product supplement have the meanings ascribed to them in the prospectus supplement and prospectus. Unless otherwise indicated or unless the context requires otherwise, all references in this product supplement to “we,” “us,” “our,” the “Issuer” or similar references are to Wells Fargo Finance LLC and not to any of its affiliates, including Wells Fargo & Company. All references to “Wells Fargo & Company” or “Guarantor” in this product supplement, are only to Wells Fargo & Company, and not Wells Fargo & Company together with any of its subsidiaries, unless the context indicates otherwise.

You are urged to consult with your own attorneys and business and tax advisors before making a decision to purchase any ARNs.

RISK FACTORS

Your investment in the ARNs is subject to investment risks, many of which differ from those of a conventional debt security. Your decision to purchase the ARNs should be made only after carefully considering the risks, including those discussed below, together with the risk information in the applicable term sheet, in light of your particular circumstances. The ARNs are not an appropriate investment for you if you are not knowledgeable about the material terms of the ARNs or investments in equity or equity-based securities in general.

Structure-related Risks

Your investment may result in a loss; there is no guaranteed return of principal. There is no fixed principal repayment amount on the ARNs at maturity. The return on the ARNs will be based on the performance of the Market Measure. If the Ending Value is less than the Starting Value, then you will receive a Redemption Amount at maturity that will be less than, and possibly significantly less than, the principal amount of your ARNs. The Redemption Amount could be zero.

The ARNs do not pay interest, and any return on the ARNs may be less than the yield on a conventional fixed or floating rate debt security of comparable maturity. There will be no periodic interest payments on the ARNs as there would be on a conventional fixed-rate or floating-rate debt security having the same maturity. Any return that you receive on the ARNs may be less than the return you would earn if you purchased a conventional debt security with the same maturity date. As a result, your investment in the ARNs may not reflect the full opportunity cost to you when you consider factors, such as inflation, that affect the time value of money.

Any positive return on your investment will be limited to the return represented by the Capped Value and may be less than a comparable investment directly in the Market Measure or the securities, commodities or other assets represented by the Market Measure or Basket Component, as applicable. The appreciation potential of the ARNs is limited to the Capped Value. You will not receive a Redemption Amount greater than the Capped Value, regardless of the extent of the increase in the value of the Market Measure. In contrast, a direct investment in the Market Measure or the securities, commodities or other assets represented by the Market Measure or Basket Component would allow you to receive the full benefit of any appreciation in the value of the Market Measure (or those underlying assets).

In addition, unless otherwise set forth in the applicable term sheet and in “Description of the ARNs—Anti-Dilution and Discontinuance Adjustments Relating to Underlying Funds”, the Ending Value will not reflect the value of dividends paid, or distributions made, on the Market Measure or Basket Component or any of their respective underlying assets or any other rights associated with the Market Measure, Basket Component or those underlying assets. Thus, any return on the ARNs will not reflect the return you would realize if you actually owned shares of the Market Measure, Basket Component or any of their respective underlying assets, as applicable.

Additionally, the Market Measure may consist of one or more Indices or Underlying Funds that include components traded in a non-U.S. currency that, for purposes of calculating the level of such Index or Underlying Fund, are not converted into U.S. dollars. If the value of that currency strengthens against the U.S. dollar during the term of your ARNs, you may not obtain the benefit of that increase, which you would have received if you had owned shares of the Market Measure or those components, as applicable.

The ARNs are subject to credit risk. The ARNs are our obligations, are fully and unconditionally guaranteed by the Guarantor and are not, either directly or indirectly, an obligation of any other third party. Any amounts payable under the ARNs are subject to creditworthiness, and you will have no ability to pursue the shares of any Underlying Fund or the issuers of any securities represented by the Market Measure for payment. As a result, our and the Guarantor’s actual and perceived creditworthiness may affect the value of the ARNs and, in the event we and the Guarantor were to default on the obligations under the ARNs and the guarantee, you may not receive any amounts owed to you under the terms of the ARNs.

As a finance subsidiary, we have no independent operations and will have no independent assets. As a finance subsidiary, we have no independent operations beyond the issuance and administration of our securities and will have no independent assets available for distributions to the holders of our securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by the Guarantor and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of the Guarantor. Holders will have recourse only to a single claim against the Guarantor and its assets under the guarantee. Holders of the ARNs should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of the Guarantor, including holders of unsecured, unsubordinated debt securities issued by the Guarantor.

Holders of the ARNs have limited rights of acceleration. Payment of principal on the ARNs may be accelerated only in the case of payment defaults that continue for a period of 30 days, certain events of bankruptcy or insolvency relating to Wells Fargo Finance LLC only, whether voluntary or involuntary, certain situations under which the guarantee ceases to be in full force and effect or if the Guarantor denies or disaffirms its obligations under the guarantee. If you purchase the ARNs, you will have no right to accelerate the payment of principal on the ARNs if we fail in the performance of any of our obligations under the ARNs, other than the obligations to pay principal and interest on the ARNs. See “Description of Debt Securities of Wells Fargo Finance LLC—Events of Default and Covenant Breaches” in the accompanying prospectus.

Holders of the ARNs could be at greater risk for being structurally subordinated if either we or the Guarantor conveys, transfers or leases all or substantially all of our or its assets to one or more of the Guarantor’s subsidiaries. Under the indenture, we may convey, transfer or lease all or substantially all of our assets to one or more of the Guarantor’s subsidiaries. Similarly, the Guarantor may convey, transfer or lease all or substantially all of its assets to one or more of its subsidiaries. In either case, third-party creditors of the Guarantor’s subsidiaries would have additional assets from which to recover on their claims while holders of the ARNs would be structurally subordinated to creditors of the Guarantor’s subsidiaries with respect to such assets. See “Description of Debt Securities of Wells Fargo Finance LLC—Consolidation, Merger or Sale” in the accompanying prospectus.

The ARNs will not have the benefit of any cross-default or cross-acceleration with other indebtedness of the Guarantor; events of bankruptcy, insolvency, receivership or liquidation relating to the Guarantor and failure by the Guarantor to perform any of its covenants or warranties (other than a payment default under the guarantee) will not constitute an event of default with respect to the ARNs. The ARNs will not have the benefit of any cross-default or cross-acceleration with other indebtedness of the Guarantor. In addition, events of bankruptcy, insolvency, receivership or liquidation relating to the Guarantor and failure by the Guarantor to perform any of its covenants or warranties (other than a payment default under the guarantee) will not constitute an event of default with respect to the ARNs.

The Redemption Amount will not reflect changes in the value of the Market Measure that occur other than during the Maturity Valuation Period. Changes in the value of the Market Measure during the term of the ARNs other than during the Maturity Valuation

Period will not be reflected in the calculation of the Redemption Amount. To calculate the Redemption Amount, the calculation agent will compare only the Ending Value to the Starting Value. No other values of the Market Measure will be taken into account. As a result, even if the value of the Market Measure has increased at certain times during the term of the ARNs, you will receive a Redemption Amount that is less than the principal amount if the Ending Value is less than the Starting Value. In addition, since the Ending Value will equal the average of the values of the Market Measure on each calculation day during the Maturity Valuation Period, the Ending Value may be less than the value of the Market Measure on any particular calculation day during the Maturity Valuation Period.

If your ARNs are linked to a Basket, increases in the values of one or more of the Basket Components may be offset by decreases in the values of one or more of the other Basket Components. The Market Measure of your ARNs may be a Basket. In such a case, changes in the values of one or more of the Basket Components may not correlate with changes in the values of one or more of the other Basket Components. The values of one or more Basket Components may increase, while the values of one or more of the other Basket Components may decrease or not increase as much. Therefore, in calculating the value of the Market Measure at any time, increases in the value of one Basket Component may be moderated or wholly offset by decreases or lesser increases in the values of one or more of the other Basket Components. If the weightings of the applicable Basket Components are not equal, adverse changes in the values of the Basket Components which are more heavily weighted could have a greater impact upon the value of the Market Measure and, consequently, the return on your ARNs.

Valuation- and Market-related Risks

The estimated value of the ARNs will be determined by our affiliate’s pricing models, which may differ from those of BofAS or other dealers.

The estimated value of the ARNs will be set forth in the applicable term sheet and will be determined for us by our affiliate, Wells Fargo Securities, LLC (“WFS”), using its proprietary pricing models and related market inputs and assumptions. Based on these pricing models and related market inputs and assumptions, WFS will determine an estimated value for the ARNs by estimating the value of the combination of hypothetical financial instruments that would replicate the payout on the ARNs, which combination will consist of a non-interest bearing, fixed-income bond (the “debt component”) and one or more derivative instruments underlying the economic terms of the ARNs (the “derivative component”).

The estimated value of the debt component will be based on an internal funding rate that reflects, among other things, our and our affiliates’ view of the funding value of the ARNs. This rate will be used for purposes of determining the estimated value of the ARNs since we expect secondary market prices, if any, for the ARNs that are provided by WFS or any of its affiliates to generally reflect such rate. WFS will determine the estimated value of the ARNs based on this internal funding rate, rather than the assumed rate that is used to determine the economic terms of the ARNs, for the same reason.

WFS will calculate the estimated value of the derivative component based on a proprietary derivative-pricing model, which will generate a theoretical price for the derivative instruments that constitute the derivative component based on various inputs including, but not limited to, market measure performance; interest rates; volatility of the market measure; correlation among basket components (if applicable); time remaining to maturity; dividend yields on the securities included in or held by the market measure; currency exchange rates (if applicable); volatility of currency exchange rates (if applicable); and correlation between currency exchange rates and the market measure (if applicable). These inputs may be market-observable or may be based on assumptions made by WFS in its discretion.

The estimated value of the ARNs will not be an independent third-party valuation and certain inputs to these models may be determined by WFS in its discretion. WFS’s views on these inputs may differ from those of BofAS and other dealers, and WFS’s estimated value of the ARNs may be higher, and perhaps materially higher, than the estimated value of the ARNs that would be determined by BofAS or other dealers in the market. WFS’s models and its inputs and related assumptions may prove to be wrong and therefore not an accurate reflection of the value of the ARNs.

The estimated value of the ARNs on the pricing date, based on WFS’s proprietary pricing models, will be less than the public offering price. The public offering price of the ARNs will include certain costs that are borne by you. Because of these costs, the estimated value of the ARNs on the pricing date will be less than the public offering price. The costs included in the public offering price will relate to selling, structuring, hedging and issuing the ARNs, as well as to our funding considerations for debt of this type. The costs related to selling, structuring, hedging and issuing the ARNs will include the underwriting discount, the projected profit that our hedge counterparty (which may be BofAS or one of its affiliates) will expect to realize for assuming risks inherent in hedging our obligations under the ARNs and hedging and other costs relating to the offering of the ARNs. Our funding considerations will be reflected in the fact that we will determine the economic terms of the ARNs based on an assumed rate that will generally be lower than our internal funding rate, which is described in the preceding risk factor. If the costs relating to selling, structuring, hedging and issuing the ARNs were lower, or if the assumed rate we will use to determine the economic terms of the securities were higher, the economic terms of the ARNs would be more favorable to you and the estimated value would be higher.

The public offering price you pay for the ARNs will exceed the initial estimated value. If you attempt to sell the ARNs prior to maturity, their market value may be lower than the price you paid for them and lower than the initial estimated value. This is due to, among other things, the assumed rate used to determine the economic terms of the ARNs, and the inclusion in the public offering price of the underwriting discount and the estimated cost of hedging our obligations under the ARNs (which includes a hedging related charge as described in the applicable term sheet). These factors, together with customary bid ask spreads, other transaction costs and various credit, market and economic factors over the term of the ARNs, including changes in the level of the Market Measure, are expected to reduce the price at which you may be able to sell the ARNs in any secondary market and will affect the value of the ARNs in complex and unpredictable ways.

The initial estimated value does not represent the price at which we, the Guarantor, BofAS or any of our respective affiliates would be willing to purchase your ARNs in any secondary market (if any exists) at any time. The value of your ARNs at any time after issuance will vary based on many factors that cannot be predicted with accuracy, including the performance of the Market Measure, our creditworthiness and the Guarantor’s creditworthiness and changes in market conditions. BofAS has advised us that any repurchases by BofAS or its affiliates are expected to be made at prices determined by reference to their pricing models and at their discretion, and these prices will include BofAS’s trading commissions and mark-ups. If you sell your ARNs to a dealer other than BofAS in a secondary market transaction, the dealer may impose its own discount or commission.

We cannot assure you that there will be a trading market for your ARNs. If a secondary market exists, we cannot predict how the ARNs will trade, or whether that market will be liquid or illiquid. The development of a trading market for the ARNs will depend on various factors, including the Guarantor’s financial performance and changes in the value of the Market Measure. The number of potential buyers of your ARNs in any secondary market may be limited. There is no assurance that any party will be willing to purchase your ARNs at any price in any secondary market.

We anticipate that one or more of the agents or their affiliates will act as a market-maker for the ARNs, but none of them is required to do so and may cease to do so at any time. Any price at which an agent or its affiliates may bid for, offer, purchase, or sell any ARNs may be higher or lower than the applicable public offering price, and that price may differ from the values determined by pricing models that it may use, whether as a result of dealer discounts, mark-ups, or other transaction costs. These bids, offers, or transactions may adversely affect the prices, if any, at which the ARNs might otherwise trade in the market. In addition, if at any time any entity were to cease acting as a market-maker for any issue of the ARNs, it is likely that there would be significantly less liquidity in that secondary market. In such a case, the price at which those ARNs could be sold would likely be lower than if an active market existed.

Unless otherwise stated in the applicable term sheet, we will not list the ARNs on any securities exchange or quotation system. Even if an application were made to list your ARNs, we cannot assure you that the application will be approved or that your ARNs will be listed and, if listed, that they will remain listed for their entire term. The listing of the ARNs on any securities exchange or quotation system will not necessarily ensure that a trading market will develop, and if a trading market does develop, that there will be liquidity in the trading market.

The ARNs are not designed to be short-term trading instruments, and if you attempt to sell the ARNs prior to maturity, their market value, if any, will be affected by various factors that interrelate in complex ways, and their market value may be less than the principal amount. The ARNs are not designed to be short-term trading instruments. You have no right to have your ARNs redeemed prior to maturity. If you wish to liquidate your investment in the ARNs prior to maturity, your only option would be to sell them in the secondary market (if any). At that time, there may be an illiquid market for your ARNs or no market at all. Even if you were able to sell your ARNs, there are many factors outside of our control that may affect their market value, some of which, but not all, are stated below. These factors may interact with each other in complex and unpredictable ways, and the impact of any one factor may be offset or magnified by the effect of another factor. The following paragraphs describe a specific factor’s expected impact on the market value of the ARNs, assuming all other conditions remain constant.

●Value of the Market Measure. We anticipate that the market value of the ARNs prior to maturity generally will depend to a significant extent on the value of the Market Measure. In general, it is expected that the market value of the ARNs will decrease as the value of the Market Measure decreases; however, as the value of the Market Measure increases, the market value of the ARNs may decrease or may not increase at the same rate. If you sell your ARNs when the value of the Market Measure is less than, or not sufficiently above the applicable Starting Value, then you may receive less than the principal amount of your ARNs.

In addition, because the Redemption Amount will not exceed the applicable Capped Value, we do not expect that the ARNs will trade in any secondary market at a price that is greater than the Capped Value.

●Volatility of the Market Measure. Volatility is the term used to describe the size and frequency of market fluctuations. The volatility of the Market Measure during the term of the ARNs may vary. In addition, an unsettled international environment and related uncertainties may result in greater market volatility, which may continue over the term of the ARNs. Increases or decreases in the volatility of the Market Measure may have an adverse impact on the market value of the ARNs. Even if the value of the Market Measure increases after the applicable pricing date, if you are able to sell your ARNs before their maturity date, you may receive substantially less than the amount that would be payable at maturity based on that value because of the anticipation that the value of the Market Measure will continue to fluctuate until the Ending Value is determined.

●Economic and Other Conditions Generally. The general economic conditions of the capital markets in the United States, as well as geopolitical conditions and other financial, political, public health, regulatory and judicial events, natural disasters, acts of terrorism or war, and related uncertainties that affect stock or commodity markets generally, may adversely affect the value of the Market Measure and the market value of the ARNs. If the Market Measure includes one or more Indices or Underlying Funds that have returns that are calculated based upon securities, commodities or other assets traded in one or more non-U.S. markets (a “non-U.S. Market Measure”), the value of your ARNs may also be adversely affected by similar events in the markets of the relevant foreign countries.

●Interest Rates. We expect that changes in interest rates will affect the market value of the ARNs. In general, if U.S. interest rates increase, we expect that the market value of the ARNs will decrease. In general, we expect that the longer the amount of time that remains until maturity, the more significant the impact of these changes will be on the value of the ARNs. In the case of non-U.S. Market Measures, the level of interest rates in the relevant foreign countries may also affect their economies and in turn the value of the non-U.S. Market Measure, and, thus, the market value of the ARNs may be adversely affected.

●Dividend Yields. In general, if the cumulative dividend yields on the assets included in the Market Measure increase, we anticipate that the market value of the ARNs will decrease.

●Exchange Rate Movements and Volatility. If the Market Measure of your ARNs includes any non-U.S. Market Measures, changes in, and the volatility of, the exchange rates between the U.S. dollar and the relevant non-U.S. currency or currencies could have an adverse impact on the value of your ARNs, and the Redemption Amount may depend in part on the relevant exchange rates. In addition, the correlation between the relevant exchange rate and any applicable non-U.S. Market Measure reflects the extent to which a percentage change in that exchange rate corresponds to a percentage change in the applicable non-U.S. Market Measure, and changes in these correlations may have an adverse impact on the value of your ARNs.

●Our and the Guarantor’s Creditworthiness. Our and the Guarantor’s actual and perceived creditworthiness may affect the value of the ARNs.

●Time to Maturity. There may be a disparity between the market value of the ARNs prior to maturity and their value at maturity. This disparity is often called a time “value,” “premium,” or “discount,” and reflects expectations concerning the value of the Market Measure prior to the maturity date. As the time to maturity decreases, this disparity will likely decrease, such that the market value of the ARNs will approach the expected Redemption Amount to be paid at maturity.

Conflict-related Risks

Trading and hedging activities by the Guarantor, any of our other affiliates and the agents and their affiliates may adversely affect your return on the ARNs and their market value. The Guarantor, any of our other affiliates and the agents and their affiliates may buy or sell shares of the Market Measure or the Basket Components, or any of their respective underlying assets, as applicable, or futures or options contracts or exchange-traded instruments on the Market Measure or Basket Component or their respective underlying assets, or other listed or over-the-counter derivative instruments whose value is derived from the Market Measure or Basket Component or their respective underlying assets. The Guarantor, any of our other affiliates and the agents and their affiliates may execute such purchases or sales for their own accounts, for business reasons, or in connection with hedging our obligations under the ARNs. These transactions could adversely affect the value of these assets and, in turn, the value of a Market Measure in a manner that could be adverse to your investment in the ARNs. On or before the applicable pricing date, any purchases or sales by the Guarantor, any of our other affiliates and the agents and their affiliates, or others on our or their behalf (including those for the purpose of hedging some or all of our anticipated exposure in connection with the ARNs), may affect the value of a Market Measure or Basket Component or their respective underlying assets. Consequently, the values of that Market Measure or Basket Component or the assets included in that Market Measure or Basket Component may change subsequent to the pricing date of an issue of the ARNs, which may adversely affect the market value of the ARNs.

The Guarantor, any of our other affiliates and the agents and their affiliates also expect to engage in hedging activities that could affect the value of the Market Measure on the applicable pricing date. In addition, these hedging activities, including the unwinding of a hedge, may decrease the market value of your ARNs prior to maturity, including during the Maturity Valuation Period, and may reduce the Redemption Amount.

The agents or one or more of their affiliates may purchase or otherwise acquire a long or short position in the ARNs, the Market Measure, a Basket Component or the assets included in the Market Measure or Basket Component and may hold or resell the ARNs, the Market Measure, a Basket Component or the assets included in the Market Measure or Basket Component. For example, the agents may enter into these transactions in connection with any market making activities in which they engage. We cannot assure you that these activities will not adversely affect the value of the Market Measure, the market value of your ARNs prior to maturity or the Redemption Amount.

Trading, hedging and other business activities of the Guarantor and any of our other affiliates, and those of the agents or one or more of their affiliates, may create conflicts of interest with you. The Guarantor and any of our other affiliates and the agents and their affiliates may engage in trading activities related to the Market Measure or a Basket Component, as applicable, and to any underlying assets included in the Market Measure or Basket Component that are not for your account or on your behalf. The Guarantor and any of our other affiliates and the agents and their affiliates also may issue or underwrite other financial instruments with returns based upon the applicable Market Measure or Basket Component. In addition, in the ordinary course of their business activities, the agents or their affiliates may hold and trade our or our affiliates’ debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Certain of the agents or their affiliates may also have a lending or other financial relationship with us. In order to hedge such exposure, the agents or their affiliates may enter into transactions such as the purchase of credit default swaps or the creation of short positions in our or our affiliates’ securities, including potentially the ARNs. Any such short positions could adversely affect future trading prices of the ARNs. These trading and other business activities may present a conflict of interest between your interest in the ARNs and the interests the Guarantor and any of our other affiliates and the agents and their affiliates may have in their proprietary accounts, in facilitating transactions, including block trades, for our or their other customers, and in accounts under our or their management. These trading and other business activities, if they influence the value of the Market Measure or a Basket Component or secondary trading in your ARNs, could be adverse to your interests as a beneficial owner of the ARNs.

The Guarantor and any of our other affiliates and the agents and their affiliates expect to enter into arrangements or adjust or close out existing transactions to hedge our obligations under the ARNs. The Guarantor and any of our other affiliates and the agents and their affiliates also may enter into hedging transactions relating to other securities or instruments that we or they issue, some of which may have returns calculated in a manner related to that of a particular issue of the ARNs. We may enter into such hedging arrangements with the

Guarantor and one or more of our other affiliates, or with one or more of the agents or their affiliates. Such a party may enter into additional hedging transactions with other parties relating to the ARNs and the applicable Market Measure or Basket Component. This hedging activity is expected to result in a profit to those engaging in the hedging activity, which could be more or less than initially expected, but could also result in a loss. The Guarantor and any of our other affiliates and the agents and their affiliates will price these hedging transactions with the intent to realize a profit, regardless of whether the value of the ARNs increases or decreases or whether the Redemption Amount on the ARNs is more or less than the principal amount of the ARNs. Any profit in connection with such hedging activities will be in addition to any other compensation that the Guarantor and any of our other affiliates and the agents and their affiliates receive for the sale of the ARNs, which creates an additional incentive to sell the ARNs to you.

There may be potential conflicts of interest involving the calculation agent, which may be us or an affiliate of ours. We may appoint and remove the calculation agent. We or one of our affiliates may be the calculation agent or act as joint calculation agent for the ARNs and, as such, will determine the Starting Value, the Price Multiplier, the Ending Value and the Redemption Amount. Under some circumstances, these duties could result in a conflict of interest between our status as issuer and our or our affiliate’s responsibilities as calculation agent. These conflicts could occur, for instance, in connection with the calculation agent’s determination as to whether a Market Disruption Event has occurred, or in connection with judgments that the calculation agent would be required to make if the publication of a Market Measure or a Basket Component is discontinued or certain events occur with respect to any Underlying Fund. See the sections entitled “Description of the ARNs—Market Disruption Events,” “—Adjustments to an Index,” “—Discontinuance of an Index” and “—Anti-Dilution and Discontinuance Adjustments Relating to Underlying Funds.” The calculation agent will be required to carry out its duties in good faith and using its reasonable judgment. However, because we or one of our affiliates may serve as the calculation agent, potential conflicts of interest could arise. In addition, we may appoint BofAS or one of its affiliates to act as the calculation agent or as joint calculation agent for the ARNs. As the calculation agent or joint calculation agent, BofAS or one of its affiliates will have discretion in making various determinations that affect your ARNs. The exercise of this discretion by the calculation agent could adversely affect the value of your ARNs and may present the calculation agent with a conflict of interest of the kind described under “—Trading and hedging activities by the Guarantor, any of our other affiliates and the agents and their affiliates may adversely affect your return on the ARNs and their market value” and “—Trading, hedging and other business activities of the Guarantor and any of our other affiliates, and those of the agents or one or more of their affiliates, may create conflicts of interest with you” above.

Market Measure-related Risks

No sponsor, publisher or investment advisor of an Underlying Fund, an Index or any index underlying an Underlying Fund (“Underlying Index”) (each a “Market Measure Publisher”) will have any obligations relating to the ARNs. No Market Measure Publisher will have any financial or legal obligation with respect to the ARNs or the amounts to be paid to you, including any obligation to take our needs or the needs of holders of the ARNs into consideration for any reason, including taking any actions that might adversely affect the value of the Market Measure or a Basket Component or the value of the ARNs. No Market Measure Publisher will receive any of the proceeds from any offering of the ARNs, and no Market Measure Publisher will be responsible for, or participate in, the offering of the ARNs. No Market Measure Publisher will be responsible for, or participate in, the determination or calculation of the amount receivable by holders of the ARNs.

Neither we nor any agent has made any independent investigation as to the completeness or accuracy of publicly available information regarding any Underlying Fund, Index or Underlying Index or as to the future performance of any Underlying Fund, Index or

Underlying Index. Any prospective purchaser of the ARNs should undertake such independent investigation of the companies included in an Underlying Fund, Index or Underlying Index as in its judgment is appropriate to make an informed decision with respect to an investment in the ARNs.

The Market Measure Publisher of an Index or an Underlying Index may adjust it in a way that affects its level, and that Market Measure Publisher has no obligation to consider your interests. Unless otherwise specified in the applicable term sheet, we, the Guarantor, the agents and our respective affiliates have no affiliation with any Market Measure Publisher of an Index or an Underlying Index. Consequently, we have no control of the actions of any Market Measure Publisher of an Index or Underlying Index. The Market Measure Publisher can add, delete or substitute the components included in that Index or Underlying Index or make other methodological changes that could change its level. A new security included in an Index or Underlying Index may perform significantly better or worse than the replaced security, and the performance will impact the level of the applicable Index or Underlying Index. Additionally, a Market Measure Publisher may alter, discontinue or suspend calculation or dissemination of an Index or Underlying Index. Any of these actions could adversely affect the value of your ARNs. The Market Measure Publishers will have no obligation to consider your interests in calculating or revising any Index or any Underlying Index.

You must rely on your own evaluation of the merits of an investment linked to the applicable Market Measure. In the ordinary course of business, we, the Guarantor, the agents and our respective affiliates may have expressed views on expected movements in a Market Measure, a Basket Component or the assets included in the Market Measure or Basket Component, and may do so in the future. These views or reports may be communicated to our clients and clients of these entities. However, these views are subject to change from time to time. Moreover, other professionals who deal in markets relating to a Market Measure, a Basket Component or the assets included in the Market Measure or Basket Component may at any time have significantly different views from the views of us, the Guarantor, the agents or our respective affiliates. For these reasons, you are encouraged to derive information concerning a Market Measure, a Basket Component or the assets included in the Market Measure or Basket Component from multiple sources, and you should not rely on the views expressed by us, the Guarantor, the agents or our respective affiliates.

As a holder of the ARNs, you will have no rights to receive shares of any Market Measure or Basket Component, as applicable, or any of the assets included in the Market Measure or a Basket Component, as applicable, and you will not be entitled to receive dividends or other distributions by the issuers of those securities. The ARNs are our debt securities. They are not equity instruments, shares of stock, or securities of any other issuer, other than the related guarantees, which are the securities of the Guarantor. Investing in the ARNs will not make you a holder of shares of the Market Measure or Basket Component or any of the assets included in the Market Measure or Basket Component, as applicable. You will not have any voting rights, any rights to receive dividends or other distributions, any rights against a Market Measure Publisher, or any other rights with respect to the Market Measure, a Basket Component or any of their underlying assets. As a result, the return on your ARNs may not reflect the return you would realize if you actually owned the Market Measure or Basket Component or any of their respective underlying assets and received the dividends paid or other distributions made in connection with them. Additionally, the values of certain Underlying Funds or Indices reflect only the prices of the securities included in such Underlying Funds or Indices and do not take into consideration the value of dividends paid on those securities. Your ARNs will be paid in cash and you have no right to receive the Market Measure or a Basket Component or any of their respective underlying assets.

Unless otherwise set forth in the applicable term sheet, we, the Guarantor and the agents do not control any company included in any Market Measure or Basket Component, as applicable, and have not verified any disclosure made by any Market

Measure Publisher or any of those companies. The Guarantor or our other affiliates and the agents and their affiliates, currently, or in the future, may engage in business with Market Measure Publishers or companies included in a Market Measure, Basket Component or any Underlying Index, and our affiliates, the agents and their affiliates may from time to time own securities of an Underlying Fund, of companies included in a Market Measure, Basket Component or Underlying Index. However, none of us, the Guarantor, the agents or any of our respective affiliates have the ability to control the actions of any Market Measure Publisher or any of these companies or have undertaken any independent review of, or made any due diligence inquiry with respect to, any Market Measure Publisher or any of these companies, unless (and only to the extent that) the securities of us, the Guarantor, the agents or our respective affiliates are included in that Market Measure or Basket Component or Underlying Index. In addition, unless otherwise set forth in the applicable term sheet, none of us, the Guarantor, the agents or any of our respective affiliates are responsible for the calculation of any Index, Underlying Fund or Underlying Index. Unless otherwise specified therein, any information in the applicable term sheet regarding the Market Measure, any Basket Component or any Underlying Index, as applicable, is derived from publicly available information. You should make your own investigation into the applicable Market Measure, Basket Component or Underlying Index.

Unless otherwise set forth in the applicable term sheet, none of the Market Measure Publishers, their respective affiliates, or any companies included in the Market Measure, Basket Component or Underlying Index will be involved in any offering of the ARNs or will have any obligation of any sort with respect to the ARNs. As a result, none of those companies will have any obligation to take your interests as holders of the ARNs into consideration for any reason, including taking any corporate actions that might adversely affect the value of the assets included in the Market Measure or a Basket Component or the value of the ARNs.

Business activities of the Guarantor or any of our other affiliates and those of the agents and their affiliates relating to the companies included in a Market Measure or Basket Component, as applicable, may create conflicts of interest with you. The Guarantor or any of our other affiliates and the agents and their affiliates, at the time of any offering of the ARNs or in the future, may engage in business with the companies included in a Market Measure or Basket Component, including making loans to or equity investments in, or providing investment banking, asset management or other services to those companies, their affiliates and their competitors.

In connection with these activities, any of these entities may receive information about those companies that we or they will not divulge to you or other third parties. Our affiliates and the agents and their affiliates have published, and in the future may publish, research reports on one or more of these companies. The agents may also publish research reports relating to our or our affiliates’ securities, including the ARNs. This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding your ARNs. Any of these activities may adversely affect the value of the Market Measure or Basket Component and, consequently, the market value of your ARNs. None of us, the Guarantor, the agents or any of our respective affiliates makes any representation to any purchasers of the ARNs regarding any matters whatsoever relating to the issuers of the securities included in a Market Measure or Basket Component. Any prospective purchaser of the ARNs should undertake an independent investigation of the companies included in the Market Measure or Basket Component to a level that, in its judgment, is appropriate to make an informed decision regarding an investment in the ARNs. The composition of the Market Measure or Basket Component does not reflect any investment recommendations from us, the Guarantor, the agents or our respective affiliates.

Exchange rate movements may adversely impact the value of the ARNs. If any security or commodity represented by a Market Measure or a Basket Component, as applicable, is traded in a currency other than U.S. dollars, and, for purposes of calculating the value of the Market Measure or Basket Component, is converted into U.S. dollars, then the value of the Market Measure or Basket Component may depend in part on the relevant exchange rates. If the value of the U.S. dollar strengthens against the currencies of those underlying assets, the value of the applicable Market Measure or Basket Component may be adversely affected and the Redemption Amount may be reduced. Exchange rate movements may be impacted particularly by existing and expected rates of inflation and interest rate levels; political, civil or military unrest; the balance of payments between countries; and the extent of governmental surpluses or deficits in the relevant countries and the United States. All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of those countries and the United States and other countries important to international trade and finance.

If the Market Measure or a Basket Component, as applicable, to which your ARNs are linked includes equity securities traded on foreign exchanges, your return may be affected by factors affecting international securities markets. The value of securities traded outside of the U.S. may be adversely affected by a variety of factors relating to the relevant securities markets. Factors which could affect those markets, and therefore the return on your ARNs, include:

●Market Liquidity and Volatility. The relevant foreign securities markets may be less liquid and/or more volatile than U.S. or other securities markets and may be affected by market developments in different ways than U.S. or other securities markets.

●Political, Economic, and Other Factors. The prices and performance of securities of companies in foreign countries may be affected by political, economic, financial, public health, natural disasters, acts of terrorism or war and social factors in those regions. Direct or indirect government intervention to stabilize a particular securities market and cross-shareholdings in companies in the relevant foreign markets may affect prices and the volume of trading in those markets. In addition, recent or future changes in government, economic, and fiscal policies in the relevant jurisdictions, the possible imposition of, or changes in, currency exchange laws, or other laws or restrictions, and possible fluctuations in the rate of exchange between currencies, are factors that could adversely affect the relevant securities markets. The relevant foreign economies may differ from the U.S. economy in economic factors such as growth of gross national product, rate of inflation, capital reinvestment, resources, and self-sufficiency.

In particular, many emerging nations are undergoing rapid change, involving the restructuring of economic, political, financial and legal systems. Regulatory and tax environments may be subject to change without review or appeal, and many emerging markets suffer from underdevelopment of capital markets and tax systems. In addition, in some of these nations, issuers of the relevant securities face the threat of expropriation of their assets, and/or nationalization of their businesses. The economic and financial data about some of these countries may be unreliable.

●Publicly Available Information. There is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the SEC. In addition, accounting, auditing, and financial reporting standards and requirements in foreign countries differ from those applicable to U.S. reporting companies.

Historical values of the Market Measure or a Basket Component should not be taken as an indication of the future performance of the Market Measure or Basket Component during the term of ARNs. Accordingly, any historical or hypothetical values of the Market Measure or Basket Component do not provide an indication of the future performance of the Market Measure or Basket Component.

Additional Risks Relating to Underlying Funds

There are liquidity and management risks associated with an Underlying Fund. Although shares of any Underlying Fund to which your ARNs are linked will be listed for trading on a securities exchange and a number of similar products have been traded on various exchanges for varying periods of time, there is no assurance that an active trading market will continue for the shares of that Underlying Fund or that there will be liquidity in the trading market.

Underlying Funds are subject to management risk, which is the risk that the investment advisor’s investment strategy, the implementation of which is subject to a number of constraints, may not produce the intended results.

A Market Measure Publisher may adjust the Underlying Fund or its Underlying Index in a way that affects its value, and it has no obligation to consider your interests. A Market Measure Publisher can change the investment policies of the applicable Underlying Fund or the policies concerning the calculation of the applicable Underlying Fund’s net asset value, or add, delete, or substitute the underlying assets held by the Underlying Fund or the components included in an Underlying Index, as the case may be, or make other methodological changes that could change the value of that Underlying Fund or Underlying Index. Additionally, a Market Measure Publisher may alter, discontinue, or suspend calculation or dissemination of the price of its Underlying Fund, the net asset value of its Underlying Fund, or the level of its Underlying Index, as the case may be. Any of these actions could adversely affect the value of your ARNs. This could also result in the early redemption of your ARNs. See “Description of the ARNs—Anti-Dilution and Discontinuance Adjustments Relating to Underlying Funds—Discontinuance of or Material Change to an Underlying Fund.” The Market Measure Publishers will have no obligation to consider your interests in calculating or revising any Underlying Fund or Underlying Index.

The performance of an Underlying Fund may not correlate with the performance of its Underlying Index as well as the net asset value per share or unit of the Underlying Fund, especially during periods of market volatility. If an Underlying Fund is designed to track the performance of an Underlying Index, the performance of the Underlying Fund and that of its Underlying Index generally will vary due to, for example, transaction costs, management fees, certain corporate actions, and timing variances. Moreover, it is also possible that the performance of an Underlying Fund may not fully replicate or may, in certain circumstances, diverge significantly from the performance of its Underlying Index. This could be due to, for example, the Underlying Fund not holding all or substantially all of the underlying assets included in the Underlying Index and/or holding assets that are not included in the Underlying Index, the temporary unavailability of certain securities in the secondary market, the performance of any derivative instruments held by the Underlying Fund, differences in trading hours between the Underlying Fund (or the underlying assets held by the Underlying Fund) and the Underlying Index, or due to other circumstances. This variation in performance is called the “tracking error,” and, at times, the tracking error may be significant.

In addition, because the shares of an Underlying Fund are traded on a securities exchange and are subject to market supply and investor demand, the market price of one share of an Underlying Fund may differ from its net asset value per share; shares of an Underlying Fund may trade at, above, or below its net asset value per share.

During periods of market volatility, securities held by an Underlying Fund may be unavailable in the secondary market, market participants may be unable to calculate accurately the net asset value per share or unit of the Underlying Fund and the liquidity of the Underlying Fund may be adversely affected. This kind of market volatility may also disrupt the ability of market participants to create and redeem shares of the Underlying Fund. Further, market volatility may adversely affect, sometimes materially, the prices at which market participants are willing to buy and sell shares of the Underlying Fund. As a result, under these circumstances, the market value of shares of the Underlying Fund may vary substantially from the net asset value per share or unit of the Underlying Fund.

For the foregoing reasons, the performance of an Underlying Fund may not match the performance of its Underlying Index over the same period. Because of this variance, the return on the ARNs to the extent dependent on the performance of the Underlying Fund may not be the same as an investment directly in the underlying assets included in the Underlying Index or the same as a debt security with a return linked to the performance of the Underlying Index.

Risks associated with the applicable Underlying Index, or underlying assets of an Underlying Fund, as applicable, will affect the value of that Underlying Fund and hence, the value of the ARNs. An Underlying Fund may hold a variety of underlying assets, including stocks, bonds, commodities or derivative instruments, and its performance may be designed to track the performance of an Underlying Index. While the ARNs are linked to an Underlying Fund and not to its underlying assets or Underlying Index, risks associated with its underlying assets or Underlying Index will affect the share price of that Underlying Fund and hence the value of the ARNs. Some of the risks that relate to an Underlying Index include those discussed in this product supplement in relation to equity-based and commodity-based Underlying Funds, which you should review before investing in the ARNs.

If an Underlying Fund holds underlying assets traded on foreign exchanges, time zone differences may create discrepancies between the values of those underlying assets and the value of the ARNs. As a result of the time zone difference, if applicable, between the cities where the underlying assets held by an Underlying Fund trade and the cities in which shares of that Underlying Fund are traded, there may be discrepancies between the values of the relevant underlying assets and the trading prices of that Underlying Fund. In addition, there may be periods when the foreign exchange markets are closed for trading (for example during holidays in a country other than the United States) that may result in the values of the relevant non-U.S. underlying assets remaining unchanged for multiple Market Measure Business Days in the locations where the ARNs (or any related Underlying Fund) trade. Conversely, there may be periods in which the foreign exchange markets are open, but the securities markets in which the ARNs (or any related Underlying Fund) trade are closed.

The payment, if any, on the ARNs will not be adjusted for all events that could affect an Underlying Fund. The Price Multiplier(s), the Ending Value, the Redemption Amount, and other terms of the ARNs may be adjusted for the specified events affecting any Underlying Fund, as described in the section entitled “Description of the ARNs—Anti-Dilution and Discontinuance Adjustments Relating to Underlying Funds.” However, these adjustments do not cover all events that could affect the market price of an Underlying Fund. The occurrence of any event that does not require the calculation agent to adjust the applicable Price Multiplier or the amount paid to you at maturity may adversely affect the Closing Market Price of any Underlying Fund, the Ending Value and the Redemption Amount, and, as a result, the market value of the ARNs.

Risks Relating to Commodity-Based Underlying Funds

The prices of commodities held by an Underlying Fund may change unpredictably, affecting the value of your ARNs in unforeseeable ways. Trading in commodities and futures contracts is speculative and can be extremely volatile. Their market prices may fluctuate rapidly based on numerous factors, including: changes in supply and demand relationships; weather; trends in agriculture; trade, fiscal, monetary and exchange control programs; domestic and foreign political and economic events and policies; disease, pestilence and technological developments; changes in interest rates, whether through governmental action or market movements; currency exchange rates; volatility from speculative activities; the development, availability and/or decrease in the prices of substitutes; monetary and other governmental policies, action and inaction; macroeconomic or geopolitical and military events, including political instability in some commodity-producing countries or other countries in which the production of particular commodities may be concentrated; and natural or nuclear disasters. These factors may affect the value of an Underlying Fund in varying ways, and different factors may cause the levels and volatilities of commodity prices to move in inconsistent directions at inconsistent rates. Additionally, certain Underlying Funds may be concentrated in only a few commodities, or even a single commodity (e.g., oil). These Underlying Funds are likely to be more volatile than those that hold a broader base of commodities.

If the liquidity of the components of any Underlying Fund is limited, the value of the ARNs would likely be adversely affected. Commodities and derivatives contracts on commodities may be difficult to buy or sell, particularly during adverse market conditions. Reduced liquidity would likely have an adverse effect on the value of any such Underlying Fund and, therefore, on the return, if any, on your ARNs. Limited liquidity relating to the components of an Underlying Fund may also result in the Market Measure Publisher being unable to determine the value of its Underlying Fund using its normal means. The resulting discretion by the Market Measure Publisher of an Underlying Fund in determining the value could adversely affect the value of the ARNs.

Suspension or disruptions of market trading in the applicable commodities and related futures contracts may adversely affect the value of your ARNs. The commodity markets are subject to disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators, and government regulation and intervention. In addition, U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in futures contract prices that may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits,” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price.” Once the limit price has been reached in a particular contract, no trades may be made at a different price. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices. Any such disruption, or any other force majeure (such as an act of God, fire, flood, severe weather conditions, act of governmental authority, labor difficulty, etc.) could have an adverse effect on the value of or trading in shares of an Underlying Fund and therefore, the value of the ARNs.

Legal and regulatory changes could adversely affect the return on and value of your ARNs. The value of the commodities held by an Underlying Fund could be adversely affected by new laws or regulations or by the reinterpretation of existing laws or regulations (including, without limitation, those related to taxes and duties on commodities and futures contracts) by one or more governments, courts, or other official bodies.

In the U.S., the regulation of commodity transactions is subject to ongoing modification by governmental and judicial action. For example, the U.S. Commodity Futures Trading Commission (“CFTC”) has interpreted the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”), which was enacted in July 2010, to require the CFTC to impose limits on the size of positions that can be held by market participants in futures contracts and OTC derivatives on certain physical commodities. The CFTC adopted final position limit rules in October 2020; the final rules became effective in March 2021 and were fully phased in by January 2023. These limits restrict the ability of market participants to trade in the commodities markets to the same extent as they have in the past, including affecting their ability to enter into or maintain hedge positions in the applicable commodity or futures contracts. These rules and various other legislative and regulatory requirements may, among other things, reduce liquidity, increase market volatility, and increase costs in these markets. These consequences could adversely affect an Underlying Fund and the value of your ARNs.

In addition, other governmental or regulatory bodies (such as the European Commission) have proposed or may propose in the future legislation or regulations containing restrictions similar to those contemplated by Dodd-Frank, or other legislation or regulations containing other restrictions that could adversely impact the liquidity of and increase costs of participating in the commodities markets. If such legislation or regulations are adopted or other legislation or regulations are adopted in the future, they could have an adverse effect on the value of the applicable Underlying Fund and your ARNs.

The ARNs will not be regulated by the CFTC. The ARNs will not be interests in a commodity pool nor will they be regulated by the CFTC as a commodity pool. Further, we will not be registered with the CFTC as a commodity pool operator. The ARNs will not constitute investments by you or by us on your behalf in futures contracts traded on regulated futures exchanges, which may only be transacted through a person registered with the CFTC as a “futures commission merchant” (“FCM”). We are not registered with the CFTC as an FCM, and you will not benefit from the CFTC’s or any other non-U.S. regulatory authority’s regulatory protections for persons who trade in futures contracts or who invest in regulated commodity pools.

An Underlying Fund may invest in commodities or futures contracts traded on foreign exchanges that are less regulated than U.S. markets and may involve different and greater risks than trading on U.S. exchanges. An Underlying Fund may own commodities or futures contracts that trade on exchanges located outside the U.S. The regulations of the CFTC do not apply to trading on foreign exchanges, and trading on foreign exchanges may involve different and greater risks than trading on U.S. exchanges. Certain foreign markets may be more susceptible to disruption than U.S. exchanges due to the lack of a government-regulated clearinghouse system. Trading on foreign exchanges also involves certain other risks that are not applicable to trading on U.S. exchanges. Those risks include: (a) exchange rate risk relative to the U.S. dollar; (b) exchange controls; (c) expropriation; (d) burdensome or confiscatory taxation; and (e) moratoriums, and political or diplomatic events. It may also be more costly and difficult for participants in those markets to enforce the laws or regulations of a foreign country or exchange, and it is possible that the foreign country or exchange may not have laws or regulations which adequately protect the rights and interests of investors in the relevant commodities or contracts. These factors could reduce the value of the applicable Underlying Fund and the value of your ARNs.

Other Risk Factors Relating to the Applicable Market Measure

The applicable term sheet may set forth additional risk factors as to the Market Measure or Basket Components, as applicable, that you should review prior to purchasing the ARNs.

Tax-related Risks

The U.S. federal tax consequences of an investment in the ARNs are unclear. There is no direct legal authority regarding the proper U.S. federal tax treatment of the ARNs, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the ARNs are uncertain, including the possible application of “constructive ownership” rules as discussed below under “United States Federal Tax Considerations—Tax Consequences to U.S. Holders—Possible Application of Section 1260 of the Code,” and the IRS or a court might not agree with the treatment of them described in “United States Federal Tax Considerations.” If the IRS were successful in asserting an alternative treatment for the ARNs, the tax consequences (including, for non-U.S. investors, the withholding tax consequences) of ownership and disposition of the ARNs might be materially and adversely affected.

As described below under “United States Federal Tax Considerations,” the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. In addition, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the ARNs, possibly with retroactive effect.

You should read carefully the section of this product supplement entitled “United States Federal Tax Considerations.” You should also consult your tax adviser regarding the U.S. federal tax consequences of an investment in the ARNs, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Non-U.S. investors may be subject to withholding tax under Section 871(m) in respect of certain ARNs. Section 871(m) of the Internal Revenue Code of 1986, as amended (the “Code”), imposes a withholding tax of up to 30% on “dividend equivalents” paid or deemed paid to non-U.S. investors with respect to certain financial instruments linked to equities that could pay U.S. source dividends for U.S. federal income tax purposes.  This withholding regime generally applies to securities that substantially replicate the economic performance of one or more underlying U.S. equities, as determined based on tests set forth in the applicable regulations.  The Section 871(m) regime requires complex calculations to be made with respect to financial instruments linked to U.S. equities, and its application to a specific issue of ARNs may be uncertain.  Accordingly, even if we determine that certain ARNs are not subject to Section 871(m), the IRS could challenge our determination and assert that withholding is required in respect of those ARNs.  Moreover, the application of Section 871(m) to an ARN may be affected by a non-U.S. investor’s other transactions.  Non-U.S. investors should consult their tax advisers regarding the application of Section 871(m) in their particular circumstances. Neither we nor our agents (including BofAS) will be required to pay any additional amounts in respect of amounts withheld in respect of U.S. federal income taxes.

USE OF PROCEEDS AND HEDGING

We intend to lend the net proceeds from the sales of the ARNs to Wells Fargo & Company and/or its affiliates. We expect that Wells Fargo & Company and/or its affiliates will use the proceeds from these loans for general corporate purposes as more fully described in the accompanying prospectus under “Use of Proceeds” and the prospectus supplement under “Supplemental Use of Proceeds.” In addition, we expect that we or our affiliates may use a portion of the net proceeds to hedge our obligations under the ARNs.

DESCRIPTION OF THE ARNS

General

Each issue of the ARNs will be part of a series of medium-term notes entitled “Medium-Term Notes, Series B” that will be issued under the indenture, as amended and supplemented from time to time. The indenture is described more fully in the prospectus and prospectus supplement. The following description of the ARNs supplements and, to the extent it is inconsistent with, supersedes the description of the general terms and provisions of the notes and debt securities set forth under the headings “Description of Notes” in the prospectus supplement and “Description of Debt Securities of Wells Fargo Finance LLC” in the prospectus. These documents should be read in connection with the applicable term sheet.

The ARNs are senior unsecured debt securities issued by Wells Fargo Finance LLC, a wholly owned finance subsidiary of Wells Fargo & Company. Wells Fargo & Company will fully and unconditionally guarantee all payments of principal and other amounts payable on the ARNs. The ARNs will rank equally with all of our other unsecured senior debt from time to time outstanding. The guarantee of the ARNs will rank pari passu with all other unsecured, unsubordinated obligations of the Guarantor. Any payments due on the ARNs, including any repayment of principal, will be subject to credit risk. If Wells Fargo Finance LLC, as issuer, and Wells Fargo & Company, as guarantor, default on their obligations, you could lose some or all of your investment.

The maturity date of the ARNs and the aggregate principal amount of each issue of the ARNs will be stated in the applicable term sheet. If the scheduled maturity date is not a business day, we will make the required payment on the next business day, and no interest will accrue as a result of such delay.

We will not pay interest on the ARNs. The ARNs do not guarantee the return of principal at maturity. The ARNs will be payable only in U.S. dollars.

Prior to the maturity date, the ARNs are not redeemable by us, except under the limited circumstances as set forth in the section “—Anti-Dilution and Discontinuance Adjustments Relating to Underlying Funds—Discontinuance of or Material Change to an Underlying Fund,” or repayable at the option of any holder. The ARNs are not subject to any sinking fund.

We will issue the ARNs in denominations of whole units. Unless otherwise set forth in the applicable term sheet, each unit will have a principal amount of $10. The CUSIP number for each issue of the ARNs will be set forth in the applicable term sheet. You may transfer the ARNs only in whole units.

Payment at Maturity

At maturity, subject to our credit risk, as issuer of the ARNs, and the credit risk of the Guarantor, as guarantor of the ARNs, you will receive a Redemption Amount, denominated in U.S. dollars. Unless otherwise specified in the applicable term sheet, the “Redemption Amount” will be calculated as follows:

●If the Ending Value is greater than the Starting Value, then the Redemption Amount will equal:

The Redemption Amount will not exceed the “Capped Value” set forth in the applicable term sheet.

●If the Ending Value is less than or equal to the Starting Value, then the Redemption Amount will equal:

The Redemption Amount will not be less than zero.

Your participation in any upside performance of the Market Measure underlying your ARNs will also be impacted by the Participation Rate. The “Participation Rate” will be 300% for the ARNs unless otherwise set forth in the applicable term sheet.

Each applicable term sheet will provide examples of Redemption Amounts based on a range of hypothetical Ending Values.

The applicable term sheet will set forth information as to the applicable Market Measure, including information as to the historical values of the Market Measure. However, historical values of the Market Measure are not indicative of its future performance or the performance of your ARNs.

An investment in the ARNs does not entitle you to any ownership interest in or any other rights with respect to the Market Measure, a Basket Component or any of their respective underlying assets, including any voting rights, dividends paid or other distributions made, or any other rights with respect to the Market Measure, a Basket Component or their respective underlying assets.

The Starting Value and the Ending Value

Starting Value

In the case of an Index, unless otherwise specified in the applicable term sheet, the “Starting Value” will be the closing level of that Index on the pricing date.

In the case of an Underlying Fund, unless otherwise specified in the applicable term sheet, the “Starting Value” will be the Closing Market Price (as defined below) of that Underlying Fund on the pricing date.

If the Market Measure consists of a Basket, the Starting Value will be equal to 100. See “―Basket Market Measures.”

Ending Value

In the case of an Index, unless otherwise specified in the applicable term sheet, the “Ending Value” will equal the average of the closing levels of that Index determined on each calculation day during the Maturity Valuation Period.

In the case of an Underlying Fund, unless otherwise specified in the applicable term sheet, the “Ending Value” will equal the average of the products of the Closing Market Price of the Underlying Fund on each calculation day during the Maturity Valuation Period times its Price Multiplier on that day.

The “Closing Market Price” for one share of an Underlying Fund (or one unit of any other security for which a Closing Market Price must be determined) on any Market Measure Business Day means any of the following:

●if the Underlying Fund (or such other security) is listed or admitted to trading on a national securities exchange, the last reported sale price, regular way (or, in the case of The Nasdaq Stock Market, the official closing price), of the principal trading session on that day on the principal U.S. securities exchange registered under the Securities Exchange Act of 1934, as amended, on which the Underlying Fund (or such other security) is listed or admitted to trading;

●if the Underlying Fund (or such other security) is not listed or admitted to trading on any national securities exchange but is included in any other U.S. national market system, the last reported sale price, regular way, of the principal trading session on that day on the U.S. national market system that is the primary market for the trading of that Underlying Fund (or such other security);

●if the closing price of the Underlying Fund (or such other security) cannot be determined as set forth in the two bullet points above, and the Underlying Fund (or such other security) is listed or admitted to trading on a non-U.S. securities exchange or market, the last reported sale price, regular way, of the principal trading session on that day on the primary non-U.S. securities exchange or market on which the Underlying Fund (or such other security) is listed or admitted to trading (converted to U.S. dollars using such exchange rate as the calculation agent, in its sole discretion, determines to be commercially reasonable); or

●if the Closing Market Price cannot be determined as set forth in the prior bullets, the mean, as determined by the calculation agent, of the bid prices for the Underlying Fund (or such other security) obtained from as many dealers in that security (which may include us, BofAS and/or any of our respective affiliates), but not exceeding three, as will make the bid prices available to the calculation agent. If no such bid price can be obtained, the Closing Market Price will be determined (or, if not determinable, estimated) by the calculation agent in its sole discretion in a commercially reasonable manner.

The initial “Price Multiplier” for an Underlying Fund will be 1, unless otherwise set forth in the applicable term sheet. The Price Multiplier for each Underlying Fund will be subject to adjustment for certain events relating to that Underlying Fund described below under “—Anti-Dilution and Discontinuance Adjustments Relating to Underlying Funds.”

The “Maturity Valuation Period” means the period consisting of one or more calculation days shortly before the maturity date. The timing and length of the period will be set forth in the applicable term sheet.

A “calculation day” means any scheduled Market Measure Business Day during the Maturity Valuation Period.

Unless otherwise specified in the applicable term sheet, as to any Index, a “Market Measure Business Day” means a day on which (1) the New York Stock Exchange (the “NYSE”) and The Nasdaq Stock Market, or their successors, are open for trading and (2) the applicable Index (or any successor) is calculated and published. Unless otherwise specified in the applicable term sheet, as to any Underlying Fund, a “Market Measure Business Day” means a day on which the securities exchange on which that Underlying Fund has its primary listing is open for trading.

If (i) a Market Disruption Event occurs on a scheduled calculation day during the Maturity Valuation Period or (ii) any scheduled calculation day is determined by the calculation agent not to be a Market Measure Business Day by reason of an extraordinary event, occurrence, declaration, or otherwise (any such day in either (i) or (ii) being a “non-calculation day”), the closing level or the Closing Market Price, as applicable, of the Market Measure for the applicable non-calculation day will be the closing level or the Closing Market Price, as applicable, of the Market Measure on the next calculation day that occurs during the Maturity Valuation Period. For example, if the first and second scheduled calculation days during the Maturity Valuation Period are non-calculation days, then the closing level or the Closing Market Price, as applicable, of the Market Measure on the next calculation day will also be deemed to be the closing level or the Closing Market Price, as applicable, for the Market Measure on the first and second scheduled calculation days during the Maturity Valuation Period. If no further scheduled calculation days occur after a non-calculation day, or if every scheduled calculation day after that non-calculation day is also a non-calculation day, then the closing level or the Closing Market Price, as applicable, of the Market Measure for that non-calculation day and for each following non-calculation day, if any, will be determined (or, if not determinable, estimated) by the calculation agent in a manner which the calculation agent considers commercially reasonable under the circumstances on the last scheduled calculation day during the Maturity Valuation Period, regardless of whether that last scheduled calculation day is a non-calculation day.

If the Market Measure consists of a Basket, the Ending Value of the Basket will be determined as described in “—Basket Market Measures.”

Market Disruption Events

As to any Index, a “Market Disruption Event” means one or more of the following events, as determined by the calculation agent in its sole discretion:

(A)

the suspension of or material limitation on trading, in each case, for more than two consecutive hours of trading, or during the one-half hour period preceding the close of trading, on the primary exchange where the securities included in an Index trade (without taking into account any extended or after-hours trading session), in 20% or more of the securities which then comprise the Index or any successor index; or

(B)

the suspension of or material limitation on trading, in each case, for more than two consecutive hours of trading, or during the one-half hour period preceding the close of trading, on the primary exchange that trades options contracts or futures contracts related to the Index (without taking into account any extended or after-hours trading session), whether by reason of movements in price otherwise exceeding levels permitted by the relevant exchange or otherwise, in options contracts or futures contracts related to the Index, or any successor index.

For the purpose of determining whether a Market Disruption Event as to any Index has occurred:

(1)

a limitation on the hours in a Market Measure Business Day and/or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange;

(2)	a decision to permanently discontinue trading in the relevant futures or options contracts related to the Index, or any successor index, will not constitute a Market Disruption Event;

(3)

a suspension in trading in a futures or options contract on the Index, or any successor index, by a major securities market by reason of (a) a price change violating limits set by that securities market, (b) an imbalance of orders relating to those contracts, or (c) a disparity in bid and ask quotes relating to those contracts will constitute a suspension of or material limitation on trading in futures or options contracts related to the Index or any successor index;

(4)	a suspension of or material limitation on trading on the relevant exchange will not include any time when that exchange is closed for trading under ordinary circumstances; and
(5)

if applicable to Indices with component securities listed on the NYSE, for the purpose of clause (A) above, any limitations on trading during significant market fluctuations under NYSE Rule 80B, or any applicable rule or regulation enacted or promulgated by the NYSE or any other self-regulatory organization or the SEC of similar scope as determined by the calculation agent, will be considered “material.”

As to any Underlying Fund, a “Market Disruption Event” means one or more of the following events, as determined by the calculation agent in its sole discretion:

(A) the suspension of or material limitation on trading, in each case, for more than two consecutive hours of trading, or during the one-half hour period preceding the close of trading, of the shares of the Underlying Fund (or successor underlying fund, as defined below) on the primary exchange where such shares trade, as determined by the calculation agent (without taking into account any extended or after-hours trading session);

(B) the suspension of or material limitation on trading, in each case, for more than two consecutive hours of trading, or during the one-half hour period preceding the close of trading, on the primary exchange that trades options contracts or futures contracts related to the shares of the Underlying Fund (or successor underlying fund) as determined by the calculation agent (without taking into account any extended or after-hours trading session), in options contracts or futures contracts related to the shares of the Underlying Fund or any successor underlying fund;

(C) with respect to an Underlying Fund that holds equity securities, the suspension of or material limitation on trading, in each case, for more than two consecutive hours of trading, or during the one-half hour period preceding the close of trading, on the primary exchange where component stocks of the relevant Underlying Index (or the successor underlying index, as defined below) trade, as determined by the calculation agent (without taking into account any extended or after-hours trading session), in 20% or more of the stocks which then comprise the Underlying Index or any successor underlying index; or

(D) the suspension of or material limitation on trading, in each case, for more than two consecutive hours of trading, or during the one-half hour period preceding the close of trading, on the primary exchange that trades options contracts or futures contracts related to the relevant Underlying Index (or the successor underlying index) as determined by the calculation agent (without taking into account any extended or after-hours trading session), in options contracts or futures contracts related to the Underlying Index or any successor underlying index.

The applicable term sheet will identify, if applicable, any additions or changes to the Market Disruption Events for an Underlying Fund, including a commodity-based Underlying Fund.

For the purpose of determining whether a Market Disruption Event as to any Underlying Fund has occurred:

(1) a limitation on the hours in a Market Measure Business Day and/or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange;

(2) a decision to permanently discontinue trading in the shares of the Underlying Fund (or successor underlying fund) or the relevant futures or options contracts relating to such shares or the relevant Underlying Index (or any successor underlying index) will not constitute a Market Disruption Event;

(3) a suspension in trading in a futures or options contract on the shares of the Underlying Fund (or successor underlying fund) or the relevant Underlying Index (or any successor underlying index), by a major securities market by reason of (a) a price change violating limits set by that securities market, (b) an imbalance of orders relating to those contracts, or (c) a disparity in bid and ask quotes relating to those contracts, will each constitute a suspension of or material limitation on trading in futures or options contracts relating to the Underlying Fund (or successor underlying fund);

(4) subject to paragraph (3) above, a suspension of or material limitation on trading on the relevant exchange will not include any time when that exchange is closed for trading under ordinary circumstances; and

(5) for the purpose of clauses (A) and (C) above, any limitations on trading during significant market fluctuations under NYSE Rule 80B, or any applicable rule or regulation enacted or promulgated by the NYSE or any other self-regulatory organization or the SEC of similar scope as determined by the calculation agent, will be considered “material.”

Adjustments to an Index

After the applicable pricing date, an Index Publisher may make a material change in the method of calculating an Index or in another way that changes the Index such that it does not, in the opinion of the calculation agent, fairly represent the level of the Index had those changes or modifications not been made. In this case, the calculation agent may, in its sole discretion, at the close of business in New York, New York, on each date that the closing level is to be calculated, make adjustments to the Index. Those adjustments will be made in good faith as necessary to arrive at a calculation of a level of the Index as if those changes or modifications had not been made, and calculate the closing level of the Index, as so adjusted.

Discontinuance of an Index

After the applicable pricing date, the publisher of an Index (an “Index Publisher”) may discontinue publication of an Index to which an issue of the ARNs is linked. The Index Publisher or another entity may then publish a substitute index that the calculation agent determines, in its sole discretion, to be comparable to the original Index (a “successor index”). If this occurs, the calculation agent will substitute the successor index as calculated by the relevant Index Publisher or any other entity and calculate the Ending Value as described under “—The Starting Value and the Ending Value” or “—Basket Market Measure,” as applicable. If the calculation agent selects a successor index, the calculation agent will give written notice of the selection to the trustee, to us and to the holders of the ARNs. Under these circumstances, the calculation agent may in its sole discretion adjust any value of the original Index and the successor index (including but not limited to the Starting Value, any value derived from the Starting Value, the Ending Value and the closing level or any other relevant value of the original Index or the successor index on any calculation day) with a view to offsetting, to the extent practicable, any difference in the relative levels of the original Index and the successor index at the time the original Index is replaced by the successor index.

If an Index Publisher discontinues publication of the Index before the end of the Maturity Valuation Period and the calculation agent does not select a successor index, then on each day that would have been a calculation day, until the earlier to occur of:

•	the determination of the Ending Value; and
•	a determination by the calculation agent that a successor index is available,

the calculation agent will compute a substitute level for the Index in accordance with the procedures last used to calculate the Index before any discontinuance. The calculation agent will make available to holders of the ARNs information regarding those levels by means of Bloomberg L.P., Thomson Reuters, a website, or any other means selected by the calculation agent in its reasonable discretion.

If a successor index is selected or the calculation agent calculates a level as a substitute as to any Index, the successor index or level will be used as a substitute for all purposes, including for the purpose of determining whether a Market Disruption Event exists.

Notwithstanding these alternative arrangements, any modification or discontinuance of the publication of any Index to which your ARNs are linked may adversely affect trading in the ARNs.

Anti-Dilution and Discontinuance Adjustments Relating to Underlying Funds

As to any Underlying Fund, the calculation agent, in its sole discretion, may adjust the Price Multiplier (and as a result, the Ending Value), and any other terms of the ARNs (such as the Starting Value), if an event described below occurs after the pricing date and on or before the final calculation day during the Maturity Valuation Period and if the calculation agent determines that such an event has a dilutive or concentrative effect on the theoretical value of the shares of the applicable Underlying Fund or successor underlying fund.

The Price Multiplier for any Underlying Fund resulting from any of the adjustments specified below will be rounded to the eighth decimal place with five one-billionths being rounded upward. No adjustments to the Price Multiplier will be required unless the adjustment would require a change of at least 0.1% in the Price Multiplier then in effect. Any adjustment that would require a change of less than 0.1% in the Price Multiplier which is not applied at the time of the event may be reflected at the time of any subsequent adjustment that would require a change of the Price Multiplier. The required adjustments specified below do not cover all events that could affect an Underlying Fund.

No adjustments to the Price Multiplier for any Underlying Fund or any other terms of the ARNs will be required other than those specified below. However, the calculation agent may, at its sole discretion, make additional adjustments or adjustments that differ from those described herein to the Price Multiplier or any other terms of the ARNs to reflect changes to an Underlying Fund if the calculation agent determines in good faith and a commercially reasonable manner that the adjustment is appropriate to ensure an equitable result.

The calculation agent will be solely responsible for the determination of any adjustments to the Price Multiplier for any Underlying Fund or any other terms of the ARNs and of any related determinations with respect to any distributions of stock, other securities or other property or assets, including cash, in connection with any event described below; its determinations and calculations will be conclusive absent a determination of a manifest error.

No adjustments are required to be made for certain other events, such as offerings of equity securities by the Underlying Fund for cash or in connection with the occurrence of a partial tender or exchange offer for shares of the Underlying Fund by the Underlying Fund.

Following an event that results in an adjustment to the Price Multiplier for any Underlying Fund or any of the other terms of the ARNs, the calculation agent may (but is not required to) provide holders of the ARNs with information about that adjustment as it deems appropriate, depending on the nature of the adjustment. Upon written request by any holder of the ARNs, the calculation agent will provide that holder with information about such adjustment.

Anti-Dilution Adjustments

The calculation agent, in its sole discretion and as it deems reasonable, may adjust the Price Multiplier for any Underlying Fund (and as a result, the Ending Value) and other terms of the ARNs, as a result of certain events related to an Underlying Fund, which include, but are not limited to, the following:

Share Splits and Reverse Share Splits. If an Underlying Fund is subject to a share split or reverse share split, then once such split has become effective, the Price Multiplier for that Underlying Fund will be adjusted such that the new Price Multiplier will equal the product of:

●the prior Price Multiplier; and

●the number of shares that a holder of one share of the Underlying Fund before the effective date of the share split or reverse share split would have owned immediately following the applicable effective date.

For example, a two-for-one share split would ordinarily change a Price Multiplier of one into a Price Multiplier of two. In contrast, a one-for-two reverse share split would ordinarily change a Price Multiplier of one into a Price Multiplier of one-half.

Share Dividends. If an Underlying Fund is subject to (i) a share dividend (i.e., an issuance of additional shares of Underlying Fund) or (ii) a distribution of additional shares of the Underlying Fund as a result of the triggering of any provision of the organizational documents of the Underlying Fund or otherwise that is given ratably to all holders of the Underlying Fund, then, once the dividend has become effective and the Underlying Fund is trading ex-dividend, the Price Multiplier for that Underlying Fund will be adjusted on the ex-dividend date such that the new Price Multiplier will equal the prior Price Multiplier plus the product of:

●the prior Price Multiplier; and

●the number of additional shares issued in the share dividend or other distribution with respect to one share of the Underlying Fund;

provided that no adjustment will be made for a share dividend for which the number of shares of the Underlying Fund paid or distributed is based on a fixed cash equivalent value, unless such distribution is an Extraordinary Dividend (as defined below).

For example, a share dividend of one new share for each share held would ordinarily change a Price Multiplier of one into a Price Multiplier of two.

Extraordinary Dividends. There will be no adjustments to the Price Multiplier of an Underlying Fund to reflect any cash dividends or cash distributions paid with respect to that Underlying Fund other than Extraordinary Dividends, as described below, and distributions described under the sections entitled “—Other Distributions” and “—Reorganization Events” below.

An “Extraordinary Dividend” means, with respect to a cash dividend or other distribution with respect to an Underlying Fund, a dividend or other distribution that the calculation agent determines, in its sole discretion, is not declared or otherwise made according to the relevant Underlying Fund’s then existing policy or practice of paying such dividends on a quarterly or other regular basis. If an Extraordinary Dividend occurs, the Price Multiplier for that Underlying Fund will be adjusted on the ex-dividend date so that the new Price Multiplier will equal the product of:

●the prior Price Multiplier; and

●a fraction, the numerator of which is the Closing Market Price per share of the Underlying Fund on the Market Measure Business Day preceding the ex-dividend date and the denominator of which is the amount by which the Closing Market Price per share of the Underlying Fund on that preceding Market Measure Business Day exceeds the Extraordinary Dividend Amount.

The “Extraordinary Dividend Amount” with respect to an Extraordinary Dividend will equal:

●in the case of cash dividends or other distributions that are paid as regular dividends, the amount per share of the applicable Underlying Fund of that Extraordinary Dividend minus the amount per share of the immediately preceding non-Extraordinary Dividend for that share; or

●in the case of cash dividends or other distributions that are not paid as regular dividends, the amount per share of the applicable Underlying Fund of that Extraordinary Dividend.

To the extent an Extraordinary Dividend is not paid in cash, the value of the non-cash component will be determined by the calculation agent, whose determination will be conclusive. A distribution on the applicable Underlying Fund described under the sections entitled “—Other Distributions” and “—Reorganization Events” below that also constitutes an Extraordinary Dividend will only cause an adjustment under those respective sections.

Other Distributions. If an Underlying Fund, after the pricing date, declares or makes a distribution to all holders of the shares of the applicable Underlying Fund of any class of its securities (other than shares of the applicable Underlying Fund), evidences of its indebtedness or other non-cash assets, including, but not limited to, transferable rights and warrants, then, in each of these cases, once the distribution has become effective and the shares are trading ex-dividend, the Price Multiplier for that Underlying Fund will be adjusted such that the new Price Multiplier will equal the product of:

●the prior Price Multiplier; and

●a fraction, the numerator of which will be the Current Market Price per share of the applicable Underlying Fund, and the denominator of which will be the Current Market Price per share of the applicable Underlying Fund, less the fair market value, as determined by the calculation agent, as of the time the adjustment is effected of the portion of the capital stock, evidences of indebtedness, rights or warrants, or other non-cash assets so distributed or issued applicable to one share of the applicable Underlying Fund.

The “Current Market Price” of any Underlying Fund means the arithmetic average of the Closing Market Prices of one share of that Underlying Fund for the five Market Measure Business Days prior to the Market Measure Business Day immediately preceding the ex-dividend date of the distribution requiring an adjustment to the Price Multiplier.

“Ex-dividend date” means the first Market Measure Business Day on which transactions in the shares of any Underlying Fund trade on the relevant exchange without the right to receive that cash dividend or other cash distribution.

The “fair market value” of any such distribution means the value of such distributions on the ex-dividend date for such distribution, as determined by the calculation agent. If such distribution consists of property traded on the ex-dividend date on a U.S. national securities exchange, the fair market value will equal the Closing Market Price of such distributed property on such ex-dividend date.

Reorganization Events

If after the pricing date and on or before the final calculation day during the Maturity Valuation Period as to any Underlying Fund, the Underlying Fund (or successor underlying fund, as defined below) has been subject to a merger, combination, consolidation, or statutory exchange of securities with another exchange-traded fund, and the Underlying Fund (or successor underlying fund) is not the surviving entity, then, on or after the date of such event, the calculation agent shall, in its sole discretion, make an adjustment to the Price Multiplier for that Underlying Fund (or successor underlying fund) or any other terms of the ARNs as the calculation agent, in its sole discretion, determines appropriate to account for the economic effect on the ARNs of that event (including adjustments to account for changes in volatility, expected dividends, stock loan rate or liquidity relevant to the Underlying Fund (or successor underlying fund) or to the ARNs), and determine the effective date of that adjustment. If the calculation agent determines that no adjustment that it could make will produce a commercially reasonable result, then the calculation agent may deem the Underlying Fund (or successor underlying fund) to be de-listed, liquidated discontinued, or otherwise terminated, the treatment of which is described below under “—Discontinuance of or Material Change to an Underlying Fund.” For the avoidance of doubt, any adjustment will be made after the effective date of the reorganization and not on the date of the announcement or a plan or intention to effect such an event.

Discontinuance of or Material Change to an Underlying Fund

If shares of an Underlying Fund are de-listed from its primary securities exchange (or any other relevant exchange), liquidated, or otherwise terminated, the calculation agent will substitute an exchange-traded fund that the calculation agent determines, in its sole discretion, is comparable to the discontinued Underlying Fund (that exchange-traded fund being referred to herein as a “successor underlying fund”). In that event, the calculation agent may in its sole discretion adjust the applicable Price Multiplier with a view to offsetting, to the extent practicable, any difference in the relative prices of the original Underlying Fund and the successor underlying fund at that time.

If an Underlying Fund (or a successor underlying fund) is de-listed, liquidated, or otherwise terminated and the calculation agent determines that no adequate substitute for the Underlying Fund (or a successor underlying fund) is available, then the calculation agent will, in its sole discretion, calculate the Closing Market Price of that Underlying Fund (or a successor underlying fund) by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate that Underlying Fund (or a successor underlying fund). If the calculation agent determines that no such computation methodology will produce a commercially reasonable result, then the calculation agent, in its discretion, may cause the maturity date of the ARNs to be accelerated as described below.

If a successor underlying fund is selected or the calculation agent calculates the Closing Market Price by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the Underlying Fund (or a successor underlying fund), that successor underlying fund or substitute computation methodology, as applicable, will be substituted for the Underlying Fund (or that successor underlying fund) for all purposes of the ARNs.

If at any time:

●an Underlying Index of an Underlying Fund (or the underlying index related to a successor underlying fund) is discontinued or ceases to be published and (i) the Market Measure Publisher of the Underlying Index or another entity does not publish a successor or substitute underlying index that the calculation agent determines, in its sole discretion, to be comparable to the Underlying Index (a “successor underlying index”) or (ii) the Market Measure Publisher of the Underlying Fund does not announce that the Underlying Fund will track the successor underlying index; or

●an Underlying Fund (or a successor underlying fund) in any way is modified (including, but not limited to, a material change in the investment policies, objectives or methodology of the Underlying Fund, or a material change to the related Underlying Index) so that the Underlying Fund does not, in the opinion of the calculation agent, fairly represent the price per share of that Underlying Fund (or that successor underlying fund) had those changes or modifications not been made;

then, from and after that time, the calculation agent may, in its sole discretion, make those calculations and adjustments that, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a Closing Market Price of that Underlying Fund (or that successor underlying fund) as if those changes or modifications had not been made. The calculation agent also may determine that no adjustment is required. If the calculation agent determines that no such calculation or adjustment will produce a commercially reasonable result, then the calculation agent, in its discretion, may cause the maturity date of the ARNs to be accelerated as described below.

The calculation agent will be solely responsible for the method of calculating the Closing Market Price of the Underlying Fund (or any successor underlying fund) and of any related determinations and calculations, and its determinations and calculations with respect thereto will be conclusive in the absence of manifest error.

Notwithstanding these alternative arrangements, any modification or discontinuance of the Underlying Fund or the related Underlying Index may adversely affect trading in the ARNs.

If the calculation agent determines that no adjustment that it could make will produce a commercially reasonable result, then the calculation agent, in its discretion, may cause the maturity date of the ARNs to be accelerated to the fifth business day (the “date of acceleration”) following the date of that determination and the amount payable to you will be calculated as though the date of acceleration were the sole calculation day. In addition, the ARNs will not bear a default interest rate.

Basket Market Measures

If the Market Measure to which your ARNs are linked is a Basket, the Basket Components and if necessary, the definition of Market Measure Business Day, will be set forth in the applicable term sheet. We will assign each Basket Component a weighting (the “Initial Component Weight”) so that each Basket Component represents a percentage of the Starting Value of the Basket on the pricing date. The Basket Components may or may not have equal Initial Component Weights, as set forth in the applicable term sheet.

Determination of the Component Ratio for Each Basket Component

The “Starting Value” of the Basket will be equal to 100. We will set a fixed factor (the “Component Ratio”) for each Basket Component on the pricing date, based upon the weighting of that Basket Component. The Component Ratio for each Basket Component will equal:

●the Initial Component Weight (expressed as a percentage) for that Basket Component, multiplied by 100; divided by

●the closing level or the Closing Market Price, as applicable, of that Basket Component on the pricing date.

Each Component Ratio will be rounded to eight decimal places.

The Component Ratios will be calculated in this way so that the Starting Value of the Basket will equal 100 on the pricing date. The Component Ratios will not be revised subsequent to their determination on the pricing date, except that the calculation agent may in its good faith judgment adjust the Component Ratio of any Basket Component in the event that Basket Component is materially changed or modified in a manner that does not, in the opinion of the calculation agent, fairly represent the value of that Basket Component had those material changes or modifications not been made.

The following table is for illustration purposes only, and does not reflect the actual composition, Initial Component Weights, or Component Ratios, which will be set forth in the applicable term sheet.

Example: The hypothetical Basket Components are Underlying Fund ABC, Index XYZ, and Index RST, with their Initial Component Weights being 50.00%, 25.00% and 25.00%, respectively, on a hypothetical pricing date:

Basket Component	Initial Component Weight	Hypothetical Closing Level or Closing Market Price(1)	Hypothetical Component Ratio(2)	Initial Basket Value Contribution
Underlying Fund ABC………………………	50.00%	$500.00	0.10000000	50.00
Index XYZ…………………………………	25.00%	2,420.00	0.01033058	25.00
Index RST…………………………………	25.00%	1,014.00	0.02465483	25.00
Starting Value………………………………………………………………………………………………				100.00

(1)	This column sets forth the hypothetical closing level or Closing Market Price, as applicable, of each Basket Component on the hypothetical pricing date.
(2)

The hypothetical Component Ratio for each Basket Component equals its Initial Component Weight (expressed as a percentage) multiplied by 100, and then divided by the hypothetical closing level or Closing Market Price, as applicable, of that Basket Component on the hypothetical pricing date, with the result rounded to eight decimal places.

Unless otherwise stated in the applicable term sheet, if a Market Disruption Event occurs on the pricing date as to any Basket Component or the pricing date is determined by the calculation agent not to be a Market Measure Business Day for any Basket Component by reason of an extraordinary event, occurrence, declaration or otherwise, the calculation agent will establish the closing level or the Closing Market Price, as applicable, of that Basket Component (the “Basket Component Closing Level”), and thus its Component Ratio, based on the closing level or the Closing Market Price, as applicable, of that Basket Component on the first Market Measure Business Day following the pricing date on which no Market Disruption Event occurs for that Basket Component. In the event that a Market Disruption Event or non-Market Measure Business Day occurs for that Basket Component on the pricing date and on each scheduled Market Measure Business Day thereafter to and including the second scheduled Market Measure Business Day following the pricing date, the calculation agent (not later than the close of business in New York, New York on the second scheduled Market Measure Business Day following the pricing date) will estimate the Basket Component Closing Level, and thus the applicable Component Ratio, in a manner that the calculation agent considers commercially reasonable. The final applicable term sheet will provide the Basket Component Closing Level, a brief statement of the facts relating to the establishment of the Basket Component Closing Level (including the applicable Market Disruption Event(s)), and the applicable Component Ratio.

For purposes of determining whether a Market Disruption Event has occurred as to any Basket Component, “Market Disruption Event” will have the meaning stated above in
“—Market Disruption Events.”

Ending Value of the Basket

The “Ending Value” of the Basket will equal the average value of the Basket on each calculation day during the Maturity Valuation Period.

The calculation agent will calculate the value of the Basket for a calculation day by summing the products of the closing level or the Closing Market Price, as applicable, of each Basket Component on that calculation day (multiplied by its Price Multiplier on that day, if applicable) and the Component Ratio for that Basket Component. The value of the Basket will vary based on the increase or decrease in the value of each Basket Component. Any increase in the value of a Basket Component (assuming no change in the value of the other Basket Component or Basket Components) will result in an increase in the value of the Basket. Conversely, any decrease in the value of a Basket Component (assuming no change in the value of the other Basket Component or Basket Components) will result in a decrease in the value of the Basket.

Unless otherwise specified in the applicable term sheet, if, for any Basket Component (an “Affected Basket Component”), (i) a Market Disruption Event occurs on a scheduled calculation day during the Maturity Valuation Period or (ii) any scheduled calculation day is determined by the calculation agent not to be a Market Measure Business Day by reason of an extraordinary event, occurrence, declaration, or otherwise (any such day in either (i) or (ii) being a “non-calculation day”), the calculation agent will determine the closing levels or the

Closing Market Prices, as applicable, of the Basket Components for that non-calculation day, and as a result, the Ending Value, as follows:

●The closing level or the Closing Market Price, as applicable, of each Basket Component that is not an Affected Basket Component will be its closing level or Closing Market Price, as applicable, on such non-calculation day.

●The closing level or the Closing Market Price, as applicable, of each Basket Component that is an Affected Basket Component for the applicable non-calculation day will be determined in the same manner as described in the second to last paragraph of subsection “—The Starting Value and the Ending Value——Ending Value,” provided that references to “Market Measure” will be references to “Basket Component.”

For purposes of determining whether a Market Disruption Event has occurred as to any Basket Component, “Market Disruption Event” will have the meaning stated above in“—Market Disruption Events.”

Role of the Calculation Agent

The calculation agent has the sole discretion to make all determinations regarding the ARNs as described in this product supplement, including determinations regarding the Starting Value, the Ending Value, the Market Measure, the Price Multiplier, the Redemption Amount, any Market Disruption Events, a successor index or successor underlying fund, Market Measure Business Days, business days, calculation days, non-calculation days, any anti-dilution adjustments and determinations related to any adjustments to, or discontinuance of, any Index or Underlying Fund. Absent manifest error, all determinations of the calculation agent will be conclusive for all purposes and final and binding on you, the Guarantor and us, without any liability on the part of the calculation agent.

We or one of our affiliates may act as the calculation agent, or we may appoint BofAS or one of its affiliates as the calculation agent for each issue of the ARNs. Alternatively, we (or one of our affiliates) and BofAS (or one of its affiliates) may act as joint calculation agents for the ARNs. When we refer to a “calculation agent” in this product supplement or in any term sheet, we are referring to the applicable calculation agent or joint calculation agents, as the case may be. However, we may change the calculation agent at any time without notifying you. The identity of the calculation agent will be set forth in the applicable term sheet.

Same-Day Settlement and Payment

The ARNs will be delivered in book-entry form only through The Depository Trust Company against payment by purchasers of the ARNs in immediately available funds. We will pay the Redemption Amount in immediately available funds so long as the ARNs are maintained in book-entry form.

Events of Default and Acceleration

Events of default are defined in the indenture. If such event occurs and is continuing, unless otherwise stated in the applicable term sheet, the amount payable to a holder of the ARNs upon any acceleration permitted under the indenture will be equal to the Redemption Amount described under the caption “—Payment at Maturity,” determined as if the date of acceleration were the sole calculation day. If a bankruptcy proceeding is commenced in respect of us, your claim may be limited under applicable bankruptcy law. In case of a default in payment of the ARNs, whether at their maturity or upon acceleration, they will not bear a default interest rate. For additional discussion of these matters, please see the discussion in the prospectus under the headings “Description of Debt Securities of Wells Fargo Finance

LLC—Modification and Waiver” beginning on page 22 and “—Events of Default and Covenant Breaches” beginning on page 23.

Listing

Unless otherwise specified in the applicable term sheet, the ARNs will not be listed on a securities exchange or quotation system.

SUPPLEMENTAL PLAN OF DISTRIBUTION

BofAS and one or more of its affiliates may act as our agents for any offering of the ARNs. The agents may act on either a principal basis or an agency basis, as set forth in the applicable term sheet. Each agent will be a party to the distribution agreement described in the “Plan of Distribution (Conflicts of Interest)” on page 59 of the accompanying prospectus and “Supplemental Plan of Distribution (Conflicts of Interest)” on page S-47 of the accompanying prospectus supplement.

Each agent will receive an underwriting discount that is a percentage of the aggregate principal amount of the ARNs sold through its efforts, which will be set forth in the applicable term sheet. You must have an account with the applicable agent in order to purchase the ARNs.

None of the agents is acting as your fiduciary or advisor solely as a result of the making of any offering of the ARNs, and you should not rely upon this product supplement, the applicable term sheet, or the accompanying prospectus or prospectus supplement as investment advice or a recommendation to purchase any ARNs. You should make your own investment decision regarding the ARNs after consulting with your legal, tax, and other advisors.

BofAS and its affiliates may use this product supplement, the prospectus supplement, and the prospectus, together with the applicable term sheet, in market-making transactions for any ARNs after their initial sale solely for the purpose of providing investors with the description of the terms of the ARNs that were made available to investors in connection with the initial distribution of the ARNs. Secondary market investors should not, and will not be authorized to rely on these documents for information regarding Wells Fargo Finance LLC or Wells Fargo & Company or for any purpose other than that described in the immediately preceding sentence.

Neither we, the Guarantor, nor any agent is making an offer to sell ARNs in any jurisdiction where the offer or sale is not permitted. This product supplement and the accompanying prospectus supplement and prospectus are not an offer to sell ARNs to anyone, and are not soliciting an offer to buy these ARNs from anyone, in any jurisdiction where the offer or sale is not permitted.

UNITED STATES FEDERAL TAX CONSIDERATIONS

The following is a discussion of the material U.S. federal income and certain estate tax consequences of the ownership and disposition of the ARNs. It applies to you only if you hold your ARNs as capital assets within the meaning of Section 1221 of the Code. This discussion does not address all of the tax consequences that may be relevant to you in light of your particular circumstances or if you are a holder subject to special rules, such as:

●a financial institution;

●a “regulated investment company”;

●a tax-exempt entity, including an “individual retirement account” or “Roth IRA”;

●a dealer or trader subject to a mark-to-market method of tax accounting with respect to the ARNs;

●a person holding the ARNs as part of a “straddle” or conversion transaction or who enters into a “constructive sale” with respect to the ARNs;

●a person subject to special tax accounting rules under Section 451(b) of the Code;

●a U.S. holder (as defined below) whose functional currency is not the U.S. dollar; or

●an entity classified as a partnership for U.S. federal income tax purposes.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds the ARNs, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partnership holding the ARNs or a partner in such a partnership, you should consult your tax adviser as to the particular U.S. federal tax consequences of holding and disposing of the ARNs to you.

This discussion assumes that the ARNs will be denominated in U.S. dollars and settled in cash.

We will not attempt to ascertain whether any Underlying Fund or any component of an Index to which the ARNs relate (each, an “underlying issuer”) should be treated as a “U.S. real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Code or a “passive foreign investment company” (“PFIC”) within the meaning of Section 1297 of the Code. If any underlying issuer were so treated, certain adverse U.S. federal income tax consequences might apply to you, in the case of a USRPHC if you are a non-U.S. holder (as defined below), and in the case of a PFIC if you are a U.S. holder (as defined below), upon a sale, exchange or other disposition of your ARNs. If a U.S. holder owns or is deemed to own an equity interest in a PFIC for any taxable year, the U.S. holder would generally be required to file IRS Form 8621 with its annual U.S. federal income tax return for that year, subject to certain exceptions. Failure to timely file the form may extend the time for tax assessment by the IRS. You should refer to information filed with the SEC or another governmental authority by each underlying issuer and consult your tax adviser regarding the possible consequences to you if any underlying issuer is or becomes a USRPHC or PFIC.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date of this product supplement, changes to any of which subsequent to the date of this product supplement may affect the tax consequences described herein, possibly with retroactive effect. This discussion does not address the effects of any applicable state, local or non-U.S. tax laws, any minimum tax consequences or the potential application of the Medicare tax on net investment income. You should consult your tax adviser about the application of U.S. federal income and estate tax laws (including the possibility of alternative treatments of the ARNs) to your particular situation, as well as any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction.

This discussion may be supplemented, modified or superseded by disclosure regarding U.S. federal tax consequences set out in an applicable term sheet, which you should read before making a decision to invest in the specific ARNs offered thereunder.

Tax Treatment of the ARNs

Unless otherwise indicated in the applicable term sheet, under current law, we intend to treat the ARNs as prepaid derivative contracts that are “open transactions” for U.S. federal income tax purposes.

There are no statutory, judicial or administrative authorities that directly address the U.S. federal tax treatment of the ARNs or similar instruments, and the consequences of ownership and disposition of the ARNs are subject to substantial uncertainty. We do not plan to request a ruling from the IRS, and the IRS or a court might not agree with the treatment and consequences described below.

Alternative U.S. federal income tax treatments of the ARNs are possible that, if applied, could materially and adversely affect the timing and character of income, gain or loss with respect to the ARNs. It is possible, for example, that the ARNs could be treated in their entirety as debt instruments issued by us. Under this treatment, “long-term” ARNs (i.e., ARNs that mature, after taking into account the last possible date that the ARNs could be outstanding under their terms, more than one year from the date of their issuance) may be subject to Treasury regulations relating to the taxation of contingent payment debt instruments. In that event, regardless of your tax accounting method, (i) in each year that you held the ARNs you would generally be required to accrue income, subject to certain adjustments, based on our comparable yield for similar non-contingent debt, determined as of the time of issuance of the ARNs, and (ii) any gain on the sale, exchange, redemption or retirement of the ARNs would be treated as ordinary income. You could also be subject to special reporting requirements if any loss on the ARNs exceeded certain thresholds. If ARNs that are not long-term ARNs were treated as debt instruments, all or a portion of the gain you realize on a sale, exchange, redemption or retirement of the ARNs could be treated as ordinary income.

For non-U.S. holders, an alternate treatment of the ARNs could cause payments on the ARNs to be subject to U.S. federal withholding tax as well as different information reporting requirements.

The U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. In addition, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the ARNs, possibly with retroactive effect.

Moreover, if there is a change to the ARNs that results in the ARNs being treated as reissued for U.S. federal income tax purposes, as discussed below in "Possible Taxable Event," the treatment of the ARNs after such an event could differ from their prior treatment.

Except where stated otherwise, the following discussion generally assumes that the stated treatment of the ARNs as prepaid derivative contracts that are “open transactions” is respected and that no deemed retirement and reissuance of the ARNs has occurred. You should consult your tax adviser regarding the risk that an alternative U.S. federal income tax treatment applies to the ARNs.

Tax Consequences to U.S. Holders

This section applies only to U.S. holders. You are a “U.S. holder” if for U.S. federal income tax purposes you are a beneficial owner of the ARNs that is:

●a citizen or individual resident of the United States;

●a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

●an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Tax Treatment Prior to Maturity or Disposition. Subject to the discussion below regarding the possible application of Section 1256 of the Code, a U.S. holder should not be required to recognize income over the term of the ARNs prior to maturity, other than pursuant to an earlier taxable disposition of the ARNs.

However, if the payment at maturity becomes fixed (or subject to a fixed minimum amount that is approximately equal to or greater than the first price at which a substantial amount of the ARNs is sold to the public (not including sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) (the “issue price”)) prior to maturity, the consequences are not entirely clear. The ARNs might be treated as terminated for U.S. federal income tax purposes at such time, in which case you might be required to recognize gain (if any) in respect of the ARNs. In addition, the timing and character of income you recognize in respect of the ARNs after that time could also be affected. You should consult your tax adviser regarding the treatment of the ARNs in such an event.

Taxable Disposition of the ARNs. Upon a taxable disposition (including a sale, exchange, early redemption, or retirement) of the ARNs, you should recognize gain or loss equal to the difference between the amount realized and your tax basis in the ARNs. Your tax basis in the ARNs should generally equal the amount you paid to acquire them. Subject to the discussions below under “—Possible Higher Tax on ARNs Linked to ‘Collectibles’” and “—Possible Application of Section 1260 of the Code,” this gain or loss should be long-term capital gain or loss if at the time of the taxable disposition you have held the ARNs for more than one year, and short-term capital gain or loss otherwise. Long-term capital gains recognized by non-corporate U.S. holders are generally subject to taxation at reduced rates. The deductibility of capital losses is subject to limitations.

Possible Application of Section 1260 of the Code

If the ARNs are linked to a Market Measure consisting of an interest in one of a specified list of entities, including an exchange-traded fund or other regulated investment company, a real estate investment trust, partnership or PFIC, depending upon the specific terms of the ARNs, it is possible that an investment in the ARNs will be treated as a “constructive ownership transaction” within the meaning of Section 1260 of the Code. In that case, all or a portion of any long-term capital gain you would otherwise recognize in respect of the ARNs would be recharacterized as ordinary income to the extent such gain exceeded the “net underlying long-term capital gain.” In the case of ARNs with certain features, such as a payment at maturity based on a leverage factor, the amount of net underlying long-term capital gain may be unclear. Unless otherwise established by clear and convincing evidence, the amount of net underlying long-term capital gain is treated as zero.

Any long-term capital gain recharacterized as ordinary income under Section 1260 would be treated as accruing at a constant rate over the period you held your ARNs, and you would be subject to an interest charge in respect of the deemed tax liability on the income treated as accruing in prior tax years. In addition, as discussed below in “—Possible Higher Tax on ARNs Linked to ‘Collectibles,’” if the ARNs are related to an ownership interest in collectibles or an entity that holds collectibles, long-term capital gain that you would otherwise recognize in respect of your ARNs up to the amount of the net underlying long-term capital gain could, if you are an individual or other non-corporate investor, be subject to tax at the higher rates applicable to “collectibles” instead of the general rates that apply to long-term capital gain. Unless otherwise indicated in the applicable term sheet, due to the lack of governing authority under Section 1260, we do not expect that our counsel will be able to opine as to whether or how these rules will apply to the ARNs.

Possible Higher Tax on ARNs Linked to “Collectibles”

Under current law, long-term capital gain recognized on a sale of “collectibles” (which includes, among others, metals) or an ownership interest in certain entities that hold collectibles is generally taxed at the maximum 28% rate applicable to collectibles. It is possible that long-term capital gain from a taxable disposition of certain ARNs linked to a Market Measure that is a collectible or is one of certain entities holding collectibles would be subject to the rate applicable to collectibles, instead of the lower long-term capital gain rate. Prospective investors should consult their tax advisers regarding an investment in ARNs linked to a collectible or to an entity holding collectibles.

Possible Application of Section 1256 of the Code

If the ARNs are linked to a reference asset that is or includes a “regulated futures contract” within the meaning of Section 1256 of the Code, it is possible that Section 1256 would apply. Generally, under Section 1256, you would be required to mark to market your investment (that is, recognize gain or loss in each taxable year as if your ARNs were sold at the end of such year for their fair market value) and treat gain or loss as 40% short-term capital gain or loss and 60% long-term capital gain or loss.

Tax Consequences to Non-U.S. Holders

This section applies only to non-U.S. holders. You are a “non-U.S. holder” if for U.S. federal income tax purposes you are a beneficial owner of the ARNs that is:

●an individual who is classified as a nonresident alien;

●a foreign corporation; or

●a foreign trust or estate.

You are not a non-U.S. holder for purposes of this discussion if you are (i) an individual who is present in the United States for 183 days or more in the taxable year of disposition or (ii) a former citizen or resident of the United States. If you are or may become such a person during the period in which you hold your ARNs, you should consult your tax adviser regarding the U.S. federal tax consequences of an investment in the ARNs.

As discussed below under “Possible Taxable Event,” under certain circumstances, the ARNs could be subject to a taxable modification and therefore deemed to be terminated and reissued for U.S. federal income tax purposes. In that event, depending on the facts and the time of the deemed reissuance, the reissued ARNs might be treated in a manner different from their original treatment for U.S. federal income tax purposes. As a result, you might be subject to withholding tax in respect of the reissued ARNs or might be required to provide certification of your status as a non-U.S. person in order to avoid being subject to withholding. You should consult your tax adviser regarding the consequences of a taxable modification of your ARNs.

Sale, Exchange or Retirement of the ARNs. Subject to the possible application of Section 897 of the Code (see “—FIRPTA” below) and the discussions below under “—Dividend Equivalents under Section 871(m) of the Code” and “FATCA,” you generally should not be subject to U.S. federal withholding or income tax in respect of amounts paid to you upon the sale, exchange or retirement of your ARNs, provided that income in respect of the ARNs is not effectively connected with your conduct of a trade or business in the United States.

Dividend Equivalents under Section 871(m) of the Code

Section 871(m) of the Code and the Treasury regulations thereunder (“Section 871(m)”) impose a 30% (or lower treaty rate) withholding tax on “dividend equivalents” paid or deemed paid to non-U.S. holders with respect to certain financial instruments linked to equities that could pay U.S.-source dividends for U.S. federal income tax purposes (“underlying securities”), as defined under the applicable Treasury regulations, or indices that include underlying securities. Section 871(m) generally applies to “specified equity-linked instruments” (“specified ELIs”), which are financial instruments that substantially replicate the economic performance of one or more underlying securities, as determined based on tests set forth in the applicable Treasury regulations and discussed further below. Section 871(m) provides certain exceptions to this withholding regime, in particular for instruments linked to certain broad-based indices that meet requirements set forth in the applicable Treasury regulations (“qualified indices”) as well as exchange-traded funds that track such indices (“qualified index securities”).

Although the Section 871(m) regime became effective in 2017, Treasury regulations, as modified by an IRS notice, phase in the application of Section 871(m) as follows:

●For financial instruments issued prior to 2027, Section 871(m) will generally apply only to financial instruments that have a “delta” of one.

●For financial instruments issued in 2027 and thereafter, Section 871(m) will apply if either (i) the “delta” of the relevant financial instrument is at least 0.80, if it is a “simple” contract, or (ii) the financial instrument meets a “substantial equivalence” test, if it is a “complex” contract.

Delta is generally defined as the ratio of the change in the fair market value of a financial instrument to a small change in the fair market value of the number of shares of the underlying security. The “substantial equivalence” test measures whether a complex contract tracks its “initial hedge” (shares of the underlying security that would fully hedge the contract) more closely than would a “benchmark” simple contract with a delta of 0.80.

The calculations are generally made at the “calculation date,” which is the earlier of (i) the time of pricing of an issue of the ARNs, i.e., when all material terms have been agreed on, and (ii) the issuance of the ARNs. However, if the time of pricing is more than 14 calendar days before the issuance of the ARNs, the calculation date is the date of the issuance of such ARNs. In those circumstances, information regarding our final determinations for purposes of Section 871(m) may be available only after the time of pricing of the ARNs. As a result, you should acquire such ARNs only if you are willing to accept the risk that your ARNs are treated as specified ELIs subject to withholding under Section 871(m).

If the terms of the ARNs are subject to a taxable modification (for example, upon an event discussed below under “Possible Taxable Event”), such ARNs generally will be treated as reissued for this purpose at the time of the taxable modification, in which case such ARNs could become specified ELIs at that time.

If the ARNs are specified ELIs, withholding in respect of dividend equivalents will, depending on the issuer or applicable withholding agent’s circumstances, generally be required either (i) on the underlying dividend payment date or (ii) when cash payments are made on the ARNs or upon the date of maturity, lapse or other disposition of the ARNs by you, or possibly upon certain other events. Depending on the circumstances, we or the applicable withholding agent may withhold the required amounts from payments on the ARNs, from proceeds of the retirement or other disposition of the ARNs, or from your other cash or property held by us or the withholding agent. If withholding applies, we or the withholding agent intend to withhold at the applicable statutory rate.

The dividend equivalent amount will include the amount of any actual or, under certain circumstances, estimated dividend. If the dividend equivalent amount is based on the actual dividend, it will be equal to the product of: (i) in the case of a simple contract, the per-share dividend amount, the number of shares of an underlying security and the delta; or (ii) in the case of a complex contract, the per-share dividend amount and the initial hedge. The dividend equivalent amount for specified ELIs issued prior to 2027 that have a delta of one will be calculated in the same manner as (i) above, using a delta of one. The per-share dividend amount will be the actual dividend (including any special dividends) paid with respect to a share of the underlying security. If the dividend equivalent amount is based on an estimated dividend, the applicable term sheet will generally state the estimated amounts.

Depending on the terms of an issue of the ARNs and whether or not they are issued prior to 2027, the applicable term sheet may contain additional information relevant to Section 871(m), such as whether the ARNs reference a qualified index or qualified index security; whether they are simple contracts; the delta and the number of shares multiplied by delta (for simple contracts); and whether the substantial equivalence test is met and the initial hedge (for complex contracts).

You should consult your tax adviser regarding the potential application of Section 871(m) to particular ARNs and whether you are eligible for a refund of any part of the withholding tax discussed above on the basis of an applicable U.S. income tax treaty, as well as the process for obtaining such a refund (which will generally require the filing of a U.S. federal income tax return). In some circumstances, it may not be possible for you to obtain the documentation necessary to support a refund claim under an applicable treaty. Our determination as to whether Section 871(m) withholding applies to the ARNs is binding on you and withholding agents, but it is not binding on the IRS. The Section 871(m) regulations require complex calculations to be made with respect to ARNs linked to U.S. equities, and their application to a specific issue of ARNs may be uncertain. Accordingly, even if we determine that certain ARNs are not specified ELIs, the IRS could challenge our determination and assert that withholding is required in respect of those ARNs. Moreover, your consequences under Section 871(m) may depend on your particular circumstances. For example, if you enter into other transactions relating to an underlying security, you could be subject to withholding tax or income tax liability under Section 871(m) even if the ARNs are not specified ELIs subject to Section 871(m) as a general matter. Non-U.S. holders should consult their tax advisers regarding the application of Section 871(m) in their particular circumstances.

Neither we nor our agents (including BofAS) will be required to pay any additional amounts with respect to U.S. federal withholding taxes.

FIRPTA

Section 897 of the Code, commonly referred to as “FIRPTA,” applies to certain interests in entities that beneficially own significant amounts of United States real property interests (each, a “USRPI”). As discussed above, we will not attempt to ascertain whether any underlying issuer should be treated as a USRPHC for purposes of Section 897 of the Code (including a non-corporate entity treated for relevant purposes of Section 897 of the Code as a

USRPHC). If a relevant issuer were so treated, it is possible that, subject to the exceptions discussed in the following paragraph, the ARNs could be treated as a USRPI, in which case any gain from the disposition of the ARNs would generally be subject to U.S. federal income tax and would be required to be reported by the non-U.S. holder on a U.S. federal income tax return, generally in the same manner as if the non-U.S. holder were a U.S. holder, and would in certain cases be subject to withholding in the amount of 15% of the gross proceeds of such disposition.

An exception to the FIRPTA rules applies in respect of interests in entities that have a regularly traded class of interests outstanding. Under this exception, ARNs that are not “regularly traded” on an established securities market generally should not be subject to the FIRPTA rules unless their fair market value upon acquisition exceeds 5% of the relevant issuer's regularly traded class of interests as specified in the applicable Treasury regulations. In the case of ARNs that are regularly traded, an interest in 5% or less of the outstanding securities of that class or series generally should not be subject to the FIRPTA rules. It may not be clear whether particular ARNs are considered “regularly traded on an established securities market" for purposes of these rules. Certain attribution and aggregation rules apply, and prospective purchasers are urged to consult their tax advisers regarding whether their ownership interest in the ARNs will be subject to an exemption from the FIRPTA rules in light of their circumstances, including any other interest they might have in a relevant issuer.

You should refer to information filed with the SEC or another governmental authority by each underlying issuer and consult your tax adviser regarding the possible consequences to you if any underlying issuer is or becomes a USRPHC (as well as certain presumptions under the applicable rules regarding whether an underlying issuer is treated as a USRPHC and, to the extent relevant, how to establish that an underlying issuer is not a USRPHC).

Effectively Connected Income

If you are engaged in a U.S. trade or business, and if income or gain from the ARNs are effectively connected with the conduct of that trade or business, you generally will be subject to regular U.S. federal income tax with respect to that income or gain in the same manner as if you were a U.S. holder, subject to the provisions of an applicable income tax treaty. In this event, if you are a corporation, you should also consider the potential application of a 30% (or lower treaty rate) branch profits tax.

U.S. Federal Estate Tax

If you are an individual non-U.S. holder or an entity the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), you should note that, absent an applicable treaty exemption, the ARNs may be treated as U.S.-situs property subject to U.S. federal estate tax. If you are such an individual or entity, you should consult your tax adviser regarding the U.S. federal estate tax consequences of investing in the ARNs.

Possible Taxable Event

A change in the methodology by which a Market Measure is calculated, a change to a Market Measure (resulting from, for example, a reorganization event), a change in the components of an Index, the designation of a successor equity index or successor fund, a change in the timing or amount of payments on the ARNs due to a market disruption event or other similar circumstances resulting in a material change to a Market Measure or to the method by which amounts payable on the ARNs are determined could result in a taxable modification of the affected ARNs. In particular, the modification of a Market Measure as a result of the active management of an Index or basket could result in a taxable modification of affected ARNs.

A taxable modification would generally result in the ARNs being treated as terminated and reissued for U.S. federal income tax purposes. In that event, you might be required to recognize gain or loss (subject to the possible application of the wash sale rules) with respect to the ARNs, and your holding period for your ARNs could be affected. Moreover, depending on the facts at the time of the taxable modification, the reissued ARNs could be characterized for U.S. federal income tax purposes in a manner different from their original treatment, which could have a significant and potentially adverse effect on the timing and character of income you recognize with respect to the ARNs after the taxable modification. In addition, a taxable modification could result in adverse U.S. federal withholding tax consequences, including under Section 871(m), to a non-U.S. holder.

You should consult your tax adviser regarding the consequences of a taxable modification of the ARNs. Except where stated otherwise, the discussion herein assumes that there has not been a taxable modification of the ARNs.

Fungibility of Subsequent Issuances of the ARNs or Repurchased and Resold ARNs

We may, without the consent of the holders of outstanding ARNs, issue additional ARNs with identical terms. Even if they are treated for non-tax purposes as part of the same series as the original ARNs, these additional ARNs may be treated as a separate issue for U.S. federal income tax purposes or otherwise be treated differently from the original ARNs. In addition, we may (or an affiliate of ours may), without the consent of the holders of outstanding ARNs, repurchase and resell a portion of the outstanding ARNs. Such repurchased and resold ARNs may, under certain circumstances, be treated as a separate issue for U.S. federal income tax purposes from the outstanding ARNs that are not repurchased and resold.

Reportable Transactions

A taxpayer that participates in a “reportable transaction” is subject to information reporting requirements under Section 6011 of the Code. Reportable transactions include, among other things, certain transactions identified by the IRS as well as certain losses recognized in an amount that exceeds a specified threshold level.

In October 2015, the U.S. Treasury Department and the IRS released notices designating certain “basket options,” “basket contracts” and substantially similar transactions as reportable transactions. In July 2024, proposed Treasury Regulations were promulgated that include rules substantially similar to the notices but that, if finalized, would instead designate such transactions as listed transactions (as opposed to transactions of interest). Although the notices are no longer in force, the proposed regulations would, if finalized as drafted, apply retroactively. The notices and proposed regulations would apply to specified transactions in which a taxpayer or its “designee” has, and exercises, discretion to change the assets or an algorithm underlying the transaction. While an exercise of the type of discretion that would give rise to such reporting requirements in respect of the ARNs is not expected, if we, an index sponsor or calculation agent or other person were to exercise discretion under the terms of an ARN or an Index underlying an ARN and were treated as a holder’s designee for these purposes, unless an exception applied certain holders of the relevant ARNs would be required to report certain information to the IRS, as set forth in the applicable Treasury regulations, or be subject to penalties. We might also be required to report information regarding the transaction to the IRS. However, as set forth in the notices and proposed regulations, a person will not be treated as a designee if, for example, a financial instrument is linked to an index that is a “widely used and publicly quoted index that is based on objective financial information” or “an index that tracks a broad market or a market segment,” such as the S&P 500 Index. In addition, the notices and proposed regulations provide certain other exceptions. You should consult your tax adviser regarding these rules.

Information Reporting and Backup Withholding

Payments on the ARNs as well as the proceeds of a sale, exchange or other disposition (including retirement) of the ARNs may be subject to information reporting and, if you fail to provide certain identifying information (such as an accurate taxpayer identification number if you are a U.S. holder) or meet certain other conditions, may also be subject to backup withholding at the rate specified in the Code. If you are a non-U.S. holder that provides an appropriate IRS Form W-8, you will generally establish an exemption from backup withholding. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the relevant information is timely furnished to the IRS.

FATCA

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements (that are in addition to, and potentially significantly more onerous than, the requirement to deliver an IRS Form W-8) have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. Withholding under FATCA applies to payments of U.S.-source “fixed or determinable annual or periodical” income (“FDAP income”) (which includes, among other things, interest from U.S. sources and certain dividend equivalents (as defined above) under Section 871(m)). While existing Treasury regulations would also require withholding on payments of gross proceeds of the disposition (including upon retirement) of financial instruments that provide for payments of U.S.-source interest or dividend (including dividend equivalent) income, the U.S. Treasury Department has indicated in subsequent proposed regulations its intent to eliminate this requirement. The U.S. Treasury Department has stated that taxpayers may rely on these proposed regulations pending their finalization. You should consult your tax adviser regarding the potential application of FATCA to your ARNs, including the availability of certain refunds or credits.

Notwithstanding anything to the contrary herein or in the applicable term sheet, neither we nor our agents (including BofAS) will not be required to pay any additional amounts with respect to amounts withheld in respect of U.S. federal income taxes.

THE TAX CONSEQUENCES TO HOLDERS OF OWNING AND DISPOSING OF ARNS ARE UNCLEAR. YOU SHOULD CONSULT YOUR TAX ADVISER REGARDING THE TAX CONSEQUENCES OF OWNING AND DISPOSING OF THE ARNS, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, NON-U.S. AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN U.S. FEDERAL OR OTHER TAX LAWS.

BENEFIT PLAN INVESTOR CONSIDERATIONS

Each fiduciary of a pension, profit-sharing or other employee benefit plan to which Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), applies (a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the ARNs. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan. When we use the term “holder” in this section, we are referring to a beneficial owner of the ARNs and not the record holder.

Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts, Keogh plans and other arrangements to which Section 4975 of the Code applies (also “Plans”), from engaging in specified transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code (collectively, “Parties in Interest”) with respect to such Plans. A violation of those “prohibited transaction” rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless statutory or administrative exemptive relief is available. Therefore, a fiduciary of a Plan should also consider whether an investment in the ARNs might constitute or give rise to a prohibited transaction under ERISA or the Code.

Employee benefit plans that are governmental plans, as defined in Section 3(32) of ERISA, certain church plans, as defined in Section 3(33) of ERISA, and non-U.S. plans, as described in Section 4(b)(4) of ERISA (collectively, “Non-ERISA Arrangements”), are not subject to the requirements of ERISA or Section 4975 of the Code, but may be subject to similar rules under other applicable laws or regulations (“Similar Laws”).

Because of our business, we and our affiliates may each be considered a Party in Interest with respect to many Plans. Special caution should be exercised, therefore, before the ARNs are purchased by a Plan. In particular, the fiduciary of the Plan should consider whether statutory or administrative exemptive relief is available. The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the ARNs. Those class exemptions are:

●PTCE 96-23, for specified transactions determined by in-house asset managers;

●PTCE 95-60, for specified transactions involving insurance company general accounts;

●PTCE 91-38, for specified transactions involving bank collective investment funds;

●PTCE 90-1, for specified transactions involving insurance company separate accounts; and

●PTCE 84-14, for specified transactions determined by independent qualified professional asset managers.

In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide an exemption for transactions between a Plan and a person who is a Party in Interest (other than a fiduciary who has or exercises any discretionary authority or control with respect to investment of the plan assets involved in the transaction or renders investment advice with respect thereto) solely by reason of providing services to the Plan (or by reason of a relationship to such a service provider), if in connection with the transaction the Plan receives no less, and pays no more, than “adequate consideration” (within the meaning of Section 408(b)(17) of ERISA).

The foregoing list of exemptions is not exhaustive, and there can be no assurance that any of them will be available with respect to transactions involving the ARNs. Other statutory or administrative class exemptions may be applicable. In addition, a purchaser or holder may obtain an individual administrative exemption.

Any purchaser or holder of the ARNs or any interest in the ARNs will be deemed to have represented by its purchase and holding that either:

●no portion of the assets used by such purchaser or holder to acquire or purchase the ARNs constitutes assets of any Plan or Non-ERISA Arrangement; or

●the purchase, holding and subsequent disposition of the ARNs by such purchaser or holder will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation under any Similar Laws.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the ARNs on behalf of or with “plan assets” of any Plan consult with their counsel regarding the potential consequences under ERISA, the Code and any applicable Similar Law, of the acquisition of the ARNs and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or another applicable statutory or administrative exemption.

The ARNs are contractual financial instruments. The financial exposure provided by the ARNs is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the ARNs. The ARNs have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the ARNs.

Each purchaser or holder of the ARNs acknowledges and agrees that:

(i) the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or our affiliates to act as a fiduciary or advisor of the purchaser or holder with respect to (a) the design and terms of the ARNs, (b) the purchaser or holder’s investment in the ARNs, or (c) the exercise of or failure to exercise any rights we or any of our affiliates, or the purchaser or holder, has under or with respect to the ARNs;

(ii) we and our affiliates have acted and will act solely for our own account in connection with (a) all transactions relating to the ARNs and (b) all hedging transactions in connection with our or our affiliates’ obligations under the ARNs;

(iii) any and all assets and positions relating to hedging transactions by us or our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;

(iv) our and our affiliates’ interests may be adverse to the interests of the purchaser or holder; and

(v) neither we nor any of our affiliates is a fiduciary or advisor of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

Purchasers of the ARNs have the exclusive responsibility for ensuring that their purchase, holding and subsequent disposition of the ARNs does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any Similar Law. Nothing in this product supplement is, or should be construed as, a representation or advice as to whether an investment in the ARNs would be appropriate for, or would meet any or all of the relevant legal requirements with respect to investments by, Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement. Neither this discussion nor anything else in this product supplement is or is intended to be investment advice directed at any potential purchaser that is a plan or non-ERISA arrangement, or at such purchasers generally, and such purchasers should consult and rely on their counsel and advisors as to whether an investment in the ARNs is suitable and consistent with ERISA, the Code and any Similar Laws, as applicable.